UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

ADTRAN, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

March 31, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of ADTRAN, Inc. to be held at ADTRAN’s headquarters at 901 Explorer Boulevard, Huntsville, Alabama, on Tuesday, May 9, 2006, at 10:30 a.m., local time. The meeting will be held in the East Tower on the second floor.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we also will report on ADTRAN’s operations during the past year and our plans for the future. Our directors and officers, as well as representatives from our independent registered public accounting firm, PricewaterhouseCoopers LLP, will be present to respond to appropriate questions from stockholders.

Please mark, date, sign and return your proxy card in the enclosed envelope at your earliest convenience. This will assure that your shares will be represented and voted at the meeting, even if you do not attend.

Sincerely,

MARK C. SMITH
Chairman of the Board

ADTRAN, INC.

901 Explorer Boulevard

Huntsville, Alabama 35806

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 9, 2006

NOTICE HEREBY IS GIVEN that the 2006 Annual Meeting of Stockholders of ADTRAN, Inc. will be held at ADTRAN’s headquarters at 901 Explorer Boulevard, Huntsville, Alabama, on the second floor of the East Tower, on Tuesday, May 9, 2006, at 10:30 a.m., local time, for the purposes of considering and voting upon:

1.	A proposal to elect seven directors to serve until the 2007 Annual Meeting of Stockholders;

2.	A proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of ADTRAN, Inc. for the fiscal year ending December 31, 2006;

3.	A proposal to approve the ADTRAN, Inc. 2006 Employee Stock Incentive Plan;

4.	A proposal to approve the ADTRAN, Inc. Management Incentive Bonus Plan; and

5.	Such other business as properly may come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on March 14, 2006 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.

By Order of the Board of Directors.

Danny J. Windham
President, Chief Operating Officer,
Secretary and Director

Huntsville, Alabama

March 31, 2006

PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

ADTRAN, INC.

901 Explorer Boulevard

Huntsville, Alabama 35806

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 9, 2006

We are providing this Proxy Statement to the stockholders of ADTRAN, Inc. in connection with the solicitation of proxies by our Board of Directors to be voted at the 2006 Annual Meeting of Stockholders and at any adjournments of that meeting. The Annual Meeting will be held at ADTRAN’s headquarters, 901 Explorer Boulevard, Huntsville, Alabama, on Tuesday, May 9, 2006, at 10:30 a.m., local time. The meeting will be held in the East Tower on the second floor. When used in this Proxy Statement, the terms “we,” “us,” “our” and “ADTRAN” refer to ADTRAN, Inc.

The approximate date on which this Proxy Statement and form of proxy card are first being sent or given to stockholders is March 31, 2006.

VOTING

General

The securities that can be voted at the Annual Meeting consist of our common stock, $.01 par value per share, with each share entitling its owner to one vote on each matter submitted to the stockholders. The record date for determining the holders of common stock who are entitled to receive notice of and to vote at the Annual Meeting is March 14, 2006. On the record date, 76,697,032 shares of common stock were outstanding and eligible to be voted at the Annual Meeting.

Quorum and Vote Required

The presence, in person or by proxy, of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists at the Annual Meeting, we will use the proposal receiving the greatest number of all votes “for” or “against” and abstentions (including instructions to withhold authority to vote).

In voting with regard to the proposal to elect directors (Proposal 1), stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. The vote required to approve Proposal 1 is governed by Delaware law and is a plurality of the votes cast by the holders of shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, in accordance with Delaware law, votes that are withheld will be counted in determining whether a quorum is present but will have no other effect on the election of directors.

In voting with regard to each of Proposal 2 to ratify the directors’ appointment of the independent registered public accounting firm, Proposal 3 to approve the ADTRAN, Inc. 2006 Employee Stock Incentive Plan, and Proposal 4 to approve the ADTRAN, Inc. Management Incentive Bonus Plan, stockholders may vote in favor of the proposal or against the proposal or may abstain from voting. The vote required to approve each of Proposals 2, 3 and 4 is governed by Delaware law and is the affirmative vote of the holders of a majority of the shares represented and entitled to vote on the proposal at the Annual Meeting, provided a quorum is present. As a result, abstentions will be considered in determining whether a quorum is present and the number of votes required to obtain the necessary majority vote for each proposal and, therefore, will have the same legal effect as voting against the proposal.

Under the rules of the New York and American Stock Exchanges (the “Exchanges”) that govern most domestic stock brokerage firms, member firms that hold shares in street name for beneficial owners may, to the extent that those beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals which are considered “discretionary” proposals under the rules of the Exchanges. These votes by brokers are considered as votes cast in determining the outcome of any discretionary proposal. We believe that Proposal 1 and Proposal 2 are discretionary. Member brokerage firms that have received no instructions from their clients as to “non-discretionary” proposals do not have discretion to vote on these proposals. If the brokerage firm returns a proxy card without voting on a non-discretionary proposal because it received no instructions, this is referred to as a “broker non-vote” on the proposal. “Broker non-votes” are considered in determining whether a quorum exists at the Annual Meeting, but “broker non-votes” are not considered as votes cast in determining the outcome of any proposal. Proposal 3 and Proposal 4 are non-discretionary.

As of March 14, 2006 (the record date for the Annual Meeting), our directors and executive officers beneficially owned or controlled approximately 9,839,731 shares of our common stock, constituting approximately 12.6% of the outstanding common stock. We believe that these holders will vote all of their shares of common stock in favor of each of the proposals.

Proxies

You should specify your choices with regard to each of the proposals on the enclosed proxy card. All properly executed proxy cards delivered by stockholders to ADTRAN in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the directions noted on the proxy card. In the absence of such instructions, the shares represented by a signed and dated proxy card will be voted “FOR” the election of all director nominees, “FOR” the ratification of the appointment of the independent registered public accounting firm, “FOR” the approval of the ADTRAN, Inc. 2006 Employee Stock Incentive Plan, and “FOR” the approval of the ADTRAN, Inc. Management Incentive Bonus Plan. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon those matters according to their judgment.

Any stockholder delivering a proxy has the power to revoke it at any time before it is voted by:

•	giving written notice to Danny J. Windham, Secretary of ADTRAN, at 901 Explorer Boulevard, Huntsville, Alabama 35806 (for overnight delivery) or at P.O. Box 140000, Huntsville, Alabama 35814-4000 (for mail delivery);

•	executing and delivering to Mr. Windham a proxy card bearing a later date; or

•	voting in person at the Annual Meeting.

Please note, however, that under the rules of the Exchanges and the NASDAQ National Market, any beneficial owner of our common stock whose shares are held in street name by a member brokerage firm may revoke his proxy and vote his shares in person at the Annual Meeting only in accordance with applicable rules and procedures of the Exchanges or the NASDAQ National Market, as employed by the beneficial owner’s brokerage firm.

In addition to soliciting proxies through the mail, we may solicit proxies through our directors, officers and employees in person and by telephone or facsimile. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. We will pay all expenses incurred in connection with the solicitation of proxies. We have hired Georgeson Shareholder Communications Inc. as a proxy solicitor and will pay $9,000 in fees to Georgeson Shareholder Communications Inc. for their services.

SHARE OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of January 31, 2006, by (i) each of our directors and our director emeritus, (ii) each of our executive officers named in the Summary Compensation Table in this Proxy Statement and (iii) all of our directors and executive officers as a group, based in each case on information furnished to us by these persons. We believe that each of the named individuals and each director and executive officer included in the group has sole voting and investment power with regard to the shares shown except as otherwise noted.

	Common Stock Beneficially Owned (1)
Name and Relationship to Company	Number of Shares		Percent of Class
Mark C. Smith (2) Chairman of the Board	7,997,600	(3)	10.4%
Thomas R. Stanton Chief Executive Officer and Director	521,300	(1)	*
Danny J. Windham President, Chief Operating Officer, Secretary and Director	217,690	(1)	*
Robert A. Fredrickson Vice President – Carrier Networks Sales	208,382	(1)(3)	*
Steven L. Harvey Vice President – Enterprise Networks and Competitive Service Provider Sales	177,227	(1)	*
James E. Matthews Senior Vice President – Finance, Chief Financial Officer and Treasurer	81,250	(1)	*
James L. North Director Emeritus	91,000	(1)	*
Roy J. Nichols Director	72,663	(1)(3)	*
W. Frank Blount Director	67,500	(1)	*
William L. Marks Director	55,469	(1)	*
H. Fenwick Huss Director	40,000	(1)	*
Peter E. Voetsch Former Senior Vice President – Operations	9,000	(1)	*
All directors and executive officers as a group (15 persons)	9,839,731	(1)(3)	12.6%

*	Represents less than one percent of the outstanding shares of our common stock.
(1)	Beneficial ownership as reported in the table has been determined in accordance with Securities and Exchange Commission (“SEC”) regulations and includes shares of our common stock that may be issued upon the exercise of stock options that are exercisable within 60 days of January 31, 2006 as follows: Mr. Stanton – 515,500 shares; Mr. Windham – 194,158 shares; Mr. Fredrickson – 198,382 shares; Mr. Harvey – 150,140 shares; Mr. Matthews – 81,250 shares; Mr. North – 20,000 shares; Mr. Nichols – 51,000 shares; Mr. Blount – 67,500 shares; Mr. Marks – 40,000 shares; Dr. Huss – 40,000 shares; Mr. Voetsch – 9,000 shares; and all directors and executive officers as a group – 1,649,804 shares. Pursuant to SEC regulations, all shares not currently outstanding which are subject to options exercisable within 60 days are deemed to be outstanding for the purpose of computing “Percent of Class” held by the holder thereof but are not deemed to be outstanding for the purpose of computing the “Percent of Class” held by any other stockholder.
(2)	The address of Mr. Smith is 901 Explorer Boulevard, Huntsville, Alabama 35806.
(3)	The shares shown include: as to Mr. Smith, 7,997,600 shares held jointly with his wife; as to Mr. Fredrickson, 2,000 shares held by his daughters; as to Mr. Nichols, 11,663 shares held in a trust and 10,000 shares held by his wife; and as to all directors and executive officers as a group, 7,997,600 shares held jointly with spouses and immediate family members, 12,000 shares owned by spouses and other immediate family members and 11,663 shares held by trusts for which an executive officer or director is a beneficiary or trustee.

The following table sets forth information regarding the beneficial ownership of our common stock as of the date indicated for each person, other than the officers or directors of ADTRAN, known to us to be the beneficial owner of more than 5% of our outstanding common stock.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares		Percent of Class
T. Rowe Price Associates, Inc 100 E. Pratt Street Baltimore, Maryland 21202	5,012,973	(1)	6.5%

Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	8,548,953	(2)	11.2%

(1)	The amount shown and the following information is derived from Amendment No. 2 to the Schedule 13G filed by T. Rowe Price Associates, Inc. (“T. Rowe Price Associates”), reporting beneficial ownership as of December 31, 2005. According to the amended Schedule 13G, T. Rowe Price Mid-Cap Growth Fund, Inc., a registered investment company, is the beneficial owner of, and has sole voting power over, 2,050,000 of the shares. T. Rowe Price Associates holds sole voting power over 943,600 of the shares and sole dispositive power over 5,012,973 shares. T. Rowe Price Associates, a registered investment advisor, disclaims beneficial ownership of the shares.
(2)	The amount shown and the following information is derived from the Schedule 13G filed by Barclays Global Investors, NA. (“Barclays Global Investors”) and certain of its affiliates, reporting beneficial ownership as of January 31, 2006. According to the Schedule 13G, Barclays Global Investors and the other beneficial owners listed below, as a group, are the beneficial owners of an aggregate of 8,548,953 shares, or 11.2%, of our outstanding common stock. Barclays Global Investors holds sole voting power over 6,102,854 of the shares and sole dispositive power over 6,936,202 shares. Barclays Global Fund Advisors, a registered investment advisor, holds sole voting power over 1,397,730 of the shares and sole dispositive power over 1,401,363 shares. Barclays Global Investors, LTD, a bank, holds sole voting power over 209,944 of the shares and sole dispositive power over 211,388 shares. Barclays Global Investors Japan Trust and Banking Company Limited, a bank, reports that it does not beneficially own any shares of our outstanding common stock.

PROPOSAL 1 – ELECTION OF DIRECTORS

Nominees

The Board of Directors currently consists of seven members. In addition, James L. North, who was a Board member until his resignation in December 2002, currently serves as a director emeritus of ADTRAN.

The Board has nominated Mark C. Smith, Thomas R. Stanton, Danny J. Windham, W. Frank Blount, H. Fenwick Huss, William L. Marks and Roy J. Nichols for re-election as directors at the 2006 Annual Meeting. Effective September 10, 2005, Howard A. Thrailkill retired as a director and Thomas R. Stanton was elected as a member of the Board to fill the vacancy created by Mr. Thrailkill’s retirement. On January 23, 2006, the Board accepted the resignation of Richard A. Anderson as a director and appointed Danny J. Windham to fill the vacancy created by Mr. Anderson’s resignation. If elected as a director at the Annual Meeting, each of the nominees would serve a one-year term expiring at the 2007 Annual Meeting of Stockholders and until his successor has been duly elected and qualified. There are no family relationships among the directors or the executive officers.

Each of the nominees has consented to serve another term as a director if re-elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of that substitute nominee or nominees), allow the vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the proposal to re-elect Mark C. Smith, Thomas R. Stanton, Danny J. Windham, W. Frank Blount, H. Fenwick Huss, William L. Marks and Roy J. Nichols as directors for a one year term expiring at the 2007 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

Information Regarding Nominees for Director

Set forth below is certain information as of January 31, 2006 regarding the seven nominees for director, including their ages and principal occupations (which have continued for at least the past five years unless otherwise noted).

MARK C. SMITH is one of the co-founders of ADTRAN and has served as our Chairman of the Board since ADTRAN commenced operations in January 1986. He also served as Chief Executive Officer from January 1986 until his retirement in September 2005, and served as our President from 1986 until November 1995. Mr. Smith is 65.

THOMAS R. STANTON has served as our Chief Executive Officer and a director since September 2005. Prior to becoming our Chief Executive Officer, Mr. Stanton served as our Senior Vice President and General Manger – Carrier Networks from 2001 to September 2005, Vice President and General Manager – Carrier Networks from 1999 to 2001, and Vice President – Carrier Networks Marketing from 1995 to 1999. Before joining ADTRAN, Mr. Stanton served as Vice President – Marketing & Engineering for Transcrypt International, Inc. in 1995. He also served as Director, Marketing and then Senior Director, Marketing, for the E.F. Johnson Company from 1993 until joining Transcrypt in 1995. Mr. Stanton is 41.

DANNY J. WINDHAM has served as our President, Chief Operating Officer and Secretary since September 2005. Mr. Windham was elected to the Board of Directors on January 23, 2006. Prior to becoming our President, Chief Operating Officer and Secretary, Mr. Windham served as our Senior Vice President and General Manager – Enterprise Networks from 2001 to September 2005, Vice President and General Manager – Enterprise Networks from 1999 to 2001, Vice President – Enterprise Networks Marketing from 1995 to 1999, Director of Marketing from 1994 to 1995 and Manager of Product Management from 1989 to 1994. Before joining ADTRAN, Mr. Windham was the Vice President and Co-Founder of Processing Telecom Technologies, Inc. Mr. Windham is 46.

W. FRANK BLOUNT has served as Chairman and Chief Executive Officer of JI Ventures, a high tech venture capital fund, since May 2000. Mr. Blount has also served as Chairman and Chief Executive Officer of TTS Management Corporation, an acquisition management company, since September 2004. He also served as Chairman and Chief Executive Officer of Cypress Communications, Inc., a leading building-centric communications provider, from June 2000 to February 2002. Mr. Blount served as Chief Executive Officer and as a director of Telstra Corporation, LTD, Australia’s principal telecommunications company, from January 1992 until March 1999. Prior to joining Telstra, he served in various executive positions for AT&T Corp., including Group President from 1988 to 1991. He currently serves as a director of Caterpillar, Inc., Entergy Corporation, Hanson plc, and Alcatel, S.A. He also serves on the Advisory Board of China Telecom in Beijing. Mr. Blount has served as a director of ADTRAN since April 1999 and served as Secretary of ADTRAN from December 2002 to September 2005. Mr. Blount is 67.

H. FENWICK HUSS has served as Dean of the J. Mack Robinson College of Business at Georgia State University since July 2004. Prior to his appointment as Dean, Dr. Huss was Associate Dean from 1998 to 2004 and Director of the School of Accountancy at Georgia State from 1996 to 1998. He has been a member of the School of Accountancy faculty since 1989. He also served on the faculty of the University of Maryland as an assistant professor from 1983 to 1989, and is a visiting professor at the Université Paris 1 Pantheon-Sorbonne. Dr. Huss has been a member of our Board of Directors since October 2002. Dr. Huss is 55.

WILLIAM L. MARKS has served as Chairman of the Board and Chief Executive Officer of Whitney Holding Corp., the holding company for Whitney National Bank of New Orleans, since 1990, and served in various executive and management capacities with AmSouth Bank, N.A. from 1984 to 1990. Mr. Marks currently serves as a director of CLECO Corporation and CLECO Power, LLC. Mr. Marks has served as a director of ADTRAN since 1993. Mr. Marks is 62.

ROY J. NICHOLS served as Chairman of the Board of Torch Concepts, Inc., a software development company specializing in business intelligence applications, from September 2000 to December 2005. He served as Vice Chairman of the Board, President and Chief Executive Officer of Nichols Research Corporation (a defense and information systems company), where he worked from 1976 until its merger with Computer Sciences Corporation in November 1999. Mr. Nichols served as a director of Sparta, Inc. from 2001 to 2005, and currently serves as a director of Applied Genomics, Inc. and Blue Creek Investment Partners. Mr. Nichols has served as a director of ADTRAN since 1994. Mr. Nichols is 67.

Information Regarding Director Emeritus

Set forth below is certain information as of January 31, 2006 regarding our director emeritus, including his age and principal occupation (which has continued for at least the past five years unless otherwise noted).

JAMES L. NORTH is an attorney with James L. North & Associates in Birmingham, Alabama and has been counsel to ADTRAN since its incorporation in November 1985. Mr. North has been a practicing attorney since 1965. Mr. North currently serves as a director emeritus and served as a director of ADTRAN from 1993 to December 2002. Mr. North is 69.

Meetings and Committees of the Board of Directors

The Board of Directors conducts its business through meetings of the full Board and through committees of the Board, consisting of an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. During the fiscal year ended December 31, 2005, the Board of Directors held eight meetings. The Audit Committee held nine meetings in 2005, the Compensation Committee held three meetings and the Nominating and Corporate Governance Committee held one meeting. No director attended less than 90% of the aggregate of meetings of the Board of Directors and meetings of the committees of which he is a member. All of the directors, as well as director emeritus James North, attended the 2005 Annual Meeting of Stockholders on May 18, 2005.

The Audit Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities with respect to: (i) the financial reports and other financial information provided by us to the public or any governmental body; (ii) our compliance with legal and regulatory requirements; (iii) our systems of internal controls regarding finance, accounting and legal compliance that have been established by management and the Board; (iv) the qualifications and independence of our independent registered public accounting firm; (v) the performance of our internal audit function and the independent registered public accounting firm; and (vi) our auditing, accounting and financial reporting processes generally. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In connection with its responsibilities, the Board has delegated to the Audit Committee the authority to select and hire our independent registered public accounting firm and determine their fees and retention terms. The Audit

Committee operates under a charter approved by the Board. The charter is posted on our website at www.adtran.com. The Audit Committee is composed of W. Frank Blount, H. Fenwick Huss, William L. Marks and Roy J. Nichols, each of whom is independent under NASDAQ listing standards. Mr. Nichols is the Chair of the Audit Committee. The Board has determined that Dr. Huss is an audit committee financial expert.

The Compensation Committee is responsible for setting the compensation of the Chairman of the Board and Chief Executive Officer and assisting the Board in discharging its responsibilities regarding the compensation of our other executive officers. In addition, the Compensation Committee is responsible for administering our Amended and Restated 1996 Employees Incentive Stock Option Plan and our 2005 Directors Stock Option Plan as well as our new 2006 Employee Stock Incentive Plan and Management Incentive Bonus Plan, which are being presented to our stockholders for approval at the Annual Meeting. The Compensation Committee operates under a charter approved by the Board. The charter is posted on our website at www.adtran.com. The Compensation Committee is composed of W. Frank Blount, H. Fenwick Huss, William L. Marks and Roy J. Nichols, each of whom is independent under NASDAQ listing standards. Mr. Marks is the Chair of the Compensation Committee.

The Nominating and Corporate Governance Committee is responsible for assisting the Board in identifying and attracting highly qualified individuals to serve as directors of ADTRAN, selecting director nominees and recommending them to the Board for election at annual meetings of stockholders. The Nominating and Corporate Governance Committee operates under a charter approved by the Board. The charter is posted on our website at www.adtran.com. The Nominating and Corporate Governance Committee is composed of W. Frank Blount, H. Fenwick Huss, William L. Marks and Roy J. Nichols, each of whom is independent under NASDAQ listing standards. Mr. Blount is the Chair of the Nominating and Corporate Governance Committee.

Independent Directors

The Nominating and Corporate Governance Committee and the Board of Directors have determined that Messrs. Blount, Huss, Marks and Nichols do not have any relationship that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors and are independent in accordance with the NASDAQ listing standards. These independent directors also constitute all of the members of the Audit Committee. Prior to each regularly scheduled Audit Committee meeting, these directors convene and hold a separate executive session as the independent directors of the Board.

Nomination of Directors

The Nominating and Corporate Governance Committee seeks to create a Board that is as a whole strong in its collective knowledge of, and diversity of skills and experience with respect to, accounting and finance, management and leadership, vision and strategy, business operations, business judgment, crisis management, risk assessment, industry knowledge, corporate governance and global markets. When the Committee reviews a potential new candidate, the Committee looks specifically at the candidate’s qualifications in light of the needs of the Board and our company at that time given the then current mix of director attributes.

In accordance with NASDAQ listing standards, we ensure that at least a majority of our Board is independent under the NASDAQ definition of independence, and that the members of the Board as a group maintain the requisite qualifications under NASDAQ listing standards for populating the Audit, Compensation and Nominating and Corporate Governance Committees.

As provided in its charter, the Nominating and Corporate Governance Committee will consider nominations submitted by stockholders. To recommend a nominee, a stockholder should write to the Nominating and Corporate Governance Committee, care of Danny J. Windham, Secretary of ADTRAN, at 901 Explorer Boulevard, Huntsville, Alabama 35806 (for overnight delivery) or at P.O. Box 140000, Huntsville, Alabama 35814-4000 (for mail delivery). Any recommendation must include:

•	the name and address of the candidate;

•	a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above; and

•	the candidate’s signed consent to be named in the proxy statement if nominated and to serve as a director if elected.

To be considered by the Nominating and Corporate Governance Committee for nomination and inclusion in our proxy statement for the 2007 Annual Meeting, stockholder recommendations for director must be received by us no later than December 1, 2006. Once we receive the recommendation, we will deliver a questionnaire to the candidate that requests additional information about the candidate’s independence, qualifications and other information that would assist the Nominating and Corporate Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in the proxy statement, if nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Committee.

All of the current nominees for director recommended for election by the stockholders at the 2006 Annual Meeting are current members of the Board. In evaluating candidates for director, the Committee uses the qualifications described above, and evaluates stockholder candidates in the same manner as candidates from all other sources. Based on the Committee’s evaluation of each nominee’s satisfaction of the qualifications described above and their prior performance as directors, the Committee determined to recommend each director for re-election. The Committee has not received any nominations from stockholders for the 2006 Annual Meeting.

Communications with the Board of Directors

The Board has established a process for stockholders to communicate with members of the Board. If you have any concern, question or complaint regarding any accounting, auditing or internal controls matter, as well as any issues arising under our Code of Business Conduct and Ethics or other matters that you wish to communicate to ADTRAN’s Audit Committee or Board of Directors, you can reach the ADTRAN Board of Directors through our Corporate Governance Hotline by email at hotline@adtran.com, by mail at ADTRAN, Inc. Hotline, P.O. Box 5765, Huntsville, Alabama 35814, or by calling the hotline at 1-800-873-1110, extension 6600. Information about the Corporate Governance Hotline can be found on our website at www.adtran.com under the links “Investor Relations – Corporate Governance – Corporate Governance Hotline.”

DIRECTOR COMPENSATION

Non-employee directors of ADTRAN, including Mr. North, our director emeritus, are paid an annual fee of $10,000, plus $1,000 for each Board or committee meeting attended in person and $500 for each Board or committee meeting attended by telephone. Directors who are employees of ADTRAN receive no directors’ fees. All directors are reimbursed for their reasonable expenses in connection with the performance of their duties.

Our non-employee directors, including our current director emeritus, are entitled to participate in our 2005 Directors Stock Option Plan (the “2005 Directors Plan”), which our stockholders approved at the 2005 annual meeting of stockholders on May 18, 2005. A total of 400,000 shares were authorized for issuance under the 2005 Directors Plan. As of December 31, 2005, there were a total of 400,000 shares reserved for issuance under the 2005 Directors Plan, of which 30,000 shares were subject to outstanding options and 370,000 shares were available for future option grants. The 2005 Directors Plan provides for automatic grants of nonqualified stock options to directors who are not otherwise employees of ADTRAN. As of December 31, 2005, there were five directors and one director emeritus eligible to participate in the 2005 Directors Plan. Mr. Smith, who became eligible to participate in the 2005 Directors Plan upon his retirement as Chief Executive Officer in September 2005, has waived participation in the 2005 Directors Plan. The 2005 Directors Plan is administered by the Compensation Committee. Subject to the terms of the 2005 Directors Plan, the Compensation Committee has the authority to determine the terms and provisions of the option agreements, to interpret the provisions of the 2005 Directors Plan, to prescribe, amend and rescind any rules and regulations relating to the 2005 Directors Plan, and to make all determinations necessary or advisable for the administration of the 2005 Directors Plan.

Under the terms of the 2005 Directors Plan, an eligible director is granted a nonqualified stock option to purchase 10,000 shares of common stock upon that director’s initial election to the Board, and receives an additional nonqualified stock option to purchase 5,000 shares of common stock as of December 31 of each subsequent calendar year in which the director is still serving as an eligible director. The options granted under the 2005 Directors Plan have a term of ten years, and the exercise price of the options is the fair market value of our common stock on the date of grant. The exercise price may be paid in cash, shares of common stock held for at least six months, or both. The options generally vest on the first anniversary of the grant date; however, all non-vested options previously granted to an eligible director immediately vest upon that director becoming “disabled” (as defined in the 2005 Directors Plan), upon his death or upon a “change in control” of ADTRAN (as defined in the 2005 Directors Plan). Generally, unexercised options terminate three months after an optionee ceases serving as a director. However, the post-service exercise period is extended to a year after termination due to disability. Unexercised options terminate immediately if the director is terminated for “cause” (as defined in the 2005 Directors Plan) prior to a change in control. In addition, if a director dies during service, or during a period following termination of service when his options have not yet terminated as provided above, the director’s beneficiary can exercise the options for up to one year after the date of the director’s death. The options will not be exercisable past their expiration date, however, regardless of the reason for termination of the director’s service.

No options may be granted under the 2005 Directors Plan after May 18, 2015, ten years after its date of adoption. The 2005 Directors Plan will terminate on the later of (a) the complete exercise or lapse of the last outstanding option granted under the 2005 Directors Plan or (b) the last date upon which options may be granted under the 2005 Directors Plan, subject to its earlier termination by the Board at any time.

On December 31, 2005, in accordance with the terms of the 2005 Directors Plan, options exercisable for 5,000 shares of common stock were granted to each of Messrs. Anderson, Blount, Huss, Marks, Nichols and North. Mr. Smith has waived all option grants for which he is eligible under the 2005 Directors Plan.

EXECUTIVE COMPENSATION

Compensation Summary

The following table sets forth, for the fiscal years ended December 31, 2005, 2004 and 2003, the total compensation earned by our Chief Executive Officer and each of our five other most highly compensated executive officers who were serving as executive officers as of December 31, 2005 (collectively referred to as the “named executive officers”). For information regarding the various factors considered by the Compensation Committee and the Board of Directors in determining the compensation of the Chief Executive Officer and, generally, our other executive officers, see “Compensation Committee Report on Executive Compensation” below.

TABLE 1: SUMMARY COMPENSATION TABLE

		Annual Compensation					Long Term Compensation
Name and Principal Position	Year	Salary (1)	Bonus (2)		All Other Compensation (3)		Securities Under-Lying Options (#)(4)
Mark C. Smith Chairman of the Board and Former Chief Executive Officer	2005 2004 2003	$256,000 332,800 332,308	$	— 43,264 312,832	$11,283 6,150 6,000	(5)	— — —

Thomas R. Stanton Chief Executive Officer	2005 2004 2003	$337,885 300,000 285,577		$283,823 39,000 268,840	$6,300 6,150 6,000		50,000 40,000 35,000

Danny J. Windham President, Chief Operating Officer and Secretary	2005 2004 2003	$324,423 300,000 285,577		$272,515 39,000 268,840	$6,300 6,150 6,000		45,000 40,000 35,000

Steven L. Harvey Vice President – Enterprise Networks and Competitive Service Provider Sales	2005 2004 2003	$209,000 201,000 193,154		$282,089 194,705 393,118	$6,300 6,150 6,000		18,000 18,000 18,000

Robert A. Fredrickson Vice President – Carrier Networks Sales	2005 2004 2003	$209,000 201,000 193,154		$272,536 185,604 365,557	$6,300 6,150 6,000		18,000 18,000 18,000

James E. Matthews Senior Vice President – Finance, Chief Financial Officer and Treasurer	2005 2004 2003	$235,000 225,000 202,800		$197,400 29,250 190,632	$6,300 6,150 6,000		15,000 15,000 15,000

Peter E. Voetsch Former Senior Vice President – Operations	2005 2004 2003	$295,000 282,000 270,400		$247,800 36,660 254,176	$6,300 6,150 6,000		— 18,000 18,000

(1)	Includes amounts deferred at the election of the executive officers pursuant to our Section 401(k) retirement plan and our deferred compensation plan.
(2)	For 2005, includes amounts paid pursuant to the management incentive bonus program for fiscal 2005, as well as bonus amounts deferred at the election of the executive officers pursuant to our deferred compensation plan. For 2005, amounts for Messrs. Harvey and Fredrickson also include $194,309 and $184,756, respectively, for amounts earned as commissions on sales. For 2004, includes amounts paid pursuant to the management incentive bonus program for fiscal 2004, as well as bonus amounts deferred at the election of the executive officers pursuant to our deferred compensation plan. For 2004, amounts for Messrs. Harvey and Fredrickson also include $181,640 and $172,539, respectively, for amounts earned as commissions on sales. For 2003, includes amounts paid pursuant to the management incentive bonus program for fiscal 2003, as well as amounts deferred at the election of the executive officers pursuant to our deferred compensation plan. For 2003, amounts for Messrs. Harvey and Fredrickson also include $211,285 and $183,723, respectively, for amounts earned as commissions on sales.
(3)	Consists of ADTRAN’s contributions to the executive officers’ Internal Revenue Code Section 401(k) retirement plan accounts.
(4)	All share amounts for 2003 have been adjusted to reflect the stock split effected December 15, 2003.
(5)	Includes $4,983 for tax liability related to a retirement gift given to Mr. Smith by ADTRAN.

Option Grants

The following table sets forth information regarding the number and terms of stock options granted to the named executive officers during the fiscal year ended December 31, 2005.

TABLE 2: OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants					Potential Realization Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh) (1)	Expiration Date (2)
						5%($)	10%($)
Mark C. Smith	0		—	—	—	—	—
Thomas R. Stanton	50,000	(4)	6.5%	$30.04	10/17/2015	$944,600	$2,393,801
Danny J. Windham	45,000	(4)	5.9%	$30.04	10/17/2015	$850,140	$2,154,421
Steven L. Harvey	18,000	(4)	2.4%	$30.04	10/17/2015	$340,056	$861,768
Robert A. Fredrickson	18,000	(4)	2.4%	$30.04	10/17/2015	$340,056	$861,768
James E. Matthews	15,000	(4)	2.0%	$30.04	10/17/2015	$283,380	$718,140
Peter E. Voetsch	0		—	—	—	—	—

(1)	The exercise price of an option may be paid in cash, by delivery of already owned shares of our common stock held for at least six months or by a combination of the above, subject to certain conditions.
(2)	The options were granted for a term of ten years, subject to earlier termination upon the occurrence of certain events related to termination of employment or change of control of ADTRAN.
(3)	Amounts represent hypothetical gains assuming exercise at the end of the option term and assuming rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC. These assumptions are not intended to forecast future appreciation of our stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock. The actual gains, if any, on the stock option exercises will depend on the future performance of our common stock, the optionee’s continued employment through applicable vesting periods and the dates on which the options are exercised and the underlying shares are sold. The closing price of our common stock on March 14, 2006, the record date, was $27.32 per share.
(4)	The indicated number of options was granted to the executive on October 17, 2005 pursuant to our Amended and Restated 1996 Employees Incentive Stock Option Plan. The options vest 25% per year beginning on the first anniversary of the date of grant, until fully vested.

Option Exercises

The following table sets forth option exercises by the named executive officers during the fiscal year ended December 31, 2005, including the aggregate value of gains on the date of exercise. The table also sets forth (i) the number of shares covered by options (both exercisable and unexercisable) as of December 31, 2005 and (ii) the respective value for “in-the-money” options, which represents the positive spread between the exercise price of existing options and the fair market value of our common stock at December 31, 2005.

TABLE 3: AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of the Unexercised In-the-Money Options at Fiscal Year-End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Mark C. Smith	—	—	—	—	—	—
Thomas R. Stanton	—	—	515,500	124,500	$8,359,689	$744,870
Danny J. Windham	43,532	$742,523	194,158	119,500	$3,220,020	$744,870
Steven L. Harvey	75,996	$1,420,390	150,140	58,500	$1,928,784	$447,570
Robert A. Fredrickson	23,504	$476,718	198,382	58,500	$2,838,234	$447,570
James E. Matthews	—	—	68,750	56,250	$988,288	$468,863
Peter E. Voetsch	130,500	$1,872,372	9,000	—	—	—

Change of Control Arrangements

The Board of Directors adopted the ADTRAN, Inc. Management Incentive Bonus Plan, effective January 1, 2006, for officers and management employees selected by the Chief Executive Officer or the Chief Operating Officer, as approved by the Compensation Committee (the “Bonus Plan”), which provides for the payment of annual cash incentives as performance awards calculated pursuant to a formula based on the achievement of targeted performance measures for each plan year. The Bonus Plan provides that in the event of a change in control of ADTRAN, as determined under the Bonus Plan, each participant will receive an immediate lump sum cash payment of the performance award provided that the performance measures have been attained as of the date of the change in control and the amount of the performance award is consistent with the minimum, target or maximum level of performance measures actually achieved.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our common stock that may be issued under all of our existing equity compensation plans as of December 31, 2005, which include the following:

•	ADTRAN, Inc. Amended and Restated 1996 Employees Incentive Stock Option Plan, as amended (the “1996 Plan”);

•	ADTRAN, Inc. 2005 Directors Stock Option Plan; and

•	ADTRAN, Inc. Amended and Restated 1995 Directors Stock Option Plan, as amended.

Each of these plans has been approved by our stockholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Stockholders	6,541,276	(2)	$17.743	3,820,619	(1)

Equity Compensation Plans Not Approved by Stockholders	—		—	—

TOTAL	6,541,276	(2)	$17.743	3,820,619	(1)

(1)	Due to the expiration of the 1996 Plan on February 14, 2006, 3,439,548 of these shares, which were available under the 1996 Plan as of December 31, 2005, expired on February 14, 2006 and are no longer available for future issuance. As of February 15, 2006, 370,000 shares remained available for future issuance under our equity compensation plans. This number does not include the 13,000,000 shares authorized for issuance under the ADTRAN, Inc. 2006 Employee Stock Incentive Plan, which is subject to stockholder approval at this Annual Meeting as described in Proposal 3.
(2)	As of February 15, 2006, options exercisable for 6,421,272 shares were outstanding with a weighted average exercise price of $17.855 and a weighted average term until expiration of 6.29 years. None of these outstanding options have dividend equivalent rights nor are they assignable or transferable except by transfer to a beneficiary upon the death of the optionholder. There are no outstanding shares of restricted stock.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee administers ADTRAN’s executive compensation program. The role of the Compensation Committee is to oversee our compensation plans and policies, annually review and approve all compensation arrangements for our executive officers, and administer our stock incentive plans (including reviewing and approving stock option grants to executive officers). The Compensation Committee’s charter reflects these various responsibilities, and the Compensation Committee and the Board periodically review and revise the charter. The Compensation Committee’s membership is determined by the Board and is composed entirely of independent directors.

Overview and Philosophy

The goals of ADTRAN’s executive compensation program are to:

•	provide competitive compensation that will help attract, retain and reward highly qualified executives who contribute to the long-term success of ADTRAN;

•	align management’s interests with the success of ADTRAN by placing a portion of the executive’s compensation at risk in relation to ADTRAN’s corporate performance; and

•	align management’s interests with the interests of stockholders by including long-term equity incentives.

The Compensation Committee believes that our executive compensation program provides an overall level of compensation that is competitive within its industry and among companies of comparable size and complexity. The Committee also seeks to achieve an appropriate balance of the compensation paid to a particular individual and the compensation paid to other executives both inside ADTRAN and at comparable companies and attempts to maintain an appropriate mix of salary and incentive compensation. While compensation data are useful guides for comparative purposes, ADTRAN believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance.

Components of Executive Compensation

In furtherance of these objectives, ADTRAN’s executive compensation program consists of base salary, an annual incentive bonus program and long-term equity incentives in the form of stock options. Executive officers also are eligible to participate in certain benefit programs that are generally available to all of our employees, such as medical insurance programs, life insurance programs and our 401(k) plan.

In setting compensation levels, the Compensation Committee takes into account such factors as (i) the scope and strategic impact of the executive officers’ responsibilities, (ii) our past financial performance and future expectations, (iii) the performance and experience of each individual, (iv) past salary levels of each individual and of the officers as a group, (v) the amount of base salary in the context of the executive officer’s total compensation and other benefits, and (vi) for each executive officer, other than the Chief Executive Officer, the evaluations and recommendations of the Chief Executive Officer. The Committee does not assign relative weights or rankings to these factors, but instead makes a subjective determination based upon the consideration of all of these factors.

Base Salary. At the beginning of each fiscal year, the Compensation Committee establishes an annual salary for our executive officers based on recommendations made by the Chief Executive Officer. Base salary is adjusted when warranted based on company financial performance, market comparisons and trends, individual performance and, other than for the Chief Executive Officer, the evaluations and recommendations of the Chief Executive Officer. The Committee attempts to set base salary compensation within its perceived range of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses and of comparable size and success. The Committee has attempted to make salary determinations based upon both our financial performance and the individual’s performance as measured by certain subjective nonfinancial objectives. These nonfinancial objectives include the individual’s contribution to ADTRAN as a whole, including his or her ability to motivate others, develop the skills necessary to grow as ADTRAN matures, recognize and pursue new business opportunities and initiate programs to enhance ADTRAN’s growth and success.

Annual Incentive Compensation. ADTRAN’s annual management incentive bonus program is designed to motivate and reward executives for their contribution to ADTRAN’s performance during the fiscal year.

Executive officers have a significant proportion of their total cash compensation delivered through the incentive compensation to link total compensation with our corporate performance. Bonuses granted under the bonus program were determined by a formula based on targeted increases in our per share after tax earnings (“EPS”) for the fiscal year. Based on ADTRAN’s actual EPS performance, the bonus plan for fiscal year 2005 resulted in bonus amounts of 84% of base salary for senior executive officers, including the Chief Executive Officer whose base salary was considered to be a blended weighted average of his monthly salary over the fiscal year 2005. The bonuses disclosed in the Summary Compensation Table above for 2005 represent the bonuses earned by the named executive officers pursuant to the bonus program as a result of the achievement of those specified EPS targets. For fiscal 2006, the Compensation Committee is adopting a new Management Incentive Bonus Plan, which is described in more detail in Proposal 4 below, and the Compensation Committee has established the performance objectives for the 2006 fiscal year based on targeted increases in our EPS for fiscal 2006.

Long-Term Incentive Awards. The Compensation Committee believes that equity participation by the executive officers aligns the interests of executive officers with those of the stockholders by directly linking compensation and stockholder value, gives executive officers a significant, long-term interest in ADTRAN’s success and helps retain key executives in a competitive market for executive talent. Long-term incentive compensation in 2005 consisted solely of stock options. Stock options granted in 2005 generally vest over a four year period with 25% vesting on each anniversary of the grant date. Stock option grants in 2005 to the named executive officers are set forth in “Table 2: Option Grants In Last Fiscal Year” above.

The Compensation Committee generally grants an initial stock option award to executive officers at the time they commence employment, consistent with the number of options granted to peers within ADTRAN and the industry at similar levels of experience and seniority. The Compensation Committee may make additional grants from time-to-time, as it deems appropriate, typically on an annual basis. When establishing stock option grant levels, the Compensation Committee generally considers company performance, individual performance, the Chief Executive Officer’s recommendations (except with respect to his own stock option grants), level of seniority and experience and previous grants of stock options.

The Compensation Committee reviews the long-term incentive program from time-to-time and makes adjustments as it deems appropriate taking into account corporate and market trends, tax and accounting considerations and company compensation objectives. We are proposing the adoption of the new 2006 Employee Stock Incentive Plan due to the expiration of the 1996 Employees Incentive Stock Option Plan in February 2006. The 2006 Employee Stock Incentive Plan is described in more detail in Proposal 3 below.

Compensation of the Chief Executive Officer. Thomas R. Stanton currently serves as our Chief Executive Officer. Mr. Stanton was appointed as our Chief Executive Officer in September 2005 following the retirement of Mark C. Smith, who served as our Chairman and Chief Executive Officer since the founding of ADTRAN in 1986, and continues as the Chairman of the Board of Directors. Mr. Stanton’s cash compensation for fiscal year 2005 consisted of an annual base salary of $315,000, increased to $400,000 upon his appointment as Chief Executive Officer, and a bonus of $284,000 based on ADTRAN’s achievement of target levels of EPS under the 2005 management incentive bonus program. Following its review of the matters discussed above under “Base Salary” and based upon its assessment of Mr. Stanton’s leadership, experience, value and contributions to ADTRAN, the Compensation Committee approved an increase to Mr. Stanton’s base salary to $415,000, effective January 1, 2006. Mr. Stanton will be eligible for a bonus for fiscal 2006 under the new Management Incentive Bonus Plan, up to a maximum of 100% of base salary if maximum performance is achieved under the Bonus Plan for 2006. The performance objectives for fiscal year 2006 will again be based on specified EPS achievement. The Compensation Committee believes that Mr. Stanton’s total cash compensation plan is comparable to that of chief executive officers in ADTRAN’s peer group companies and appropriately reflects his performance and leadership of ADTRAN.

On October 17, 2005, Mr. Stanton received options to purchase 50,000 shares of our common stock at an exercise price of $30.04 per share, the fair market value at the time of grant. The options become exercisable at the rate of 25% per year, beginning on the first anniversary of the date of grant, and expire ten years from the date of grant.

Mr. Smith’s compensation for 2005, until his retirement as Chief Executive Officer in September 2005, consisted of an annual base salary of $333,000. Mr. Smith did not receive a bonus or an option grant for fiscal 2005. In consideration for his significant service, ADTRAN provided a retirement gift to Mr. Smith with a value of $15,820 (including payment of related tax liabilities) and has agreed to permit Mr. Smith (and his spouse) to continue to participate in ADTRAN’s group health plan, on the same premium and coverage basis as an active employee, for the remainder of his lifetime.

Limitations on the Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits ADTRAN’s tax deduction for compensation over $1,000,000 paid to each of the Chief Executive Officer and to the four other most highly compensated executive officers. Compensation that meets the requirements for qualified performance-based compensation or certain other exceptions under the Internal Revenue Code is not included in this limit. Our executive compensation for 2005 did not exceed the deductible limit. Generally, the Compensation Committee desires to maintain the tax deductibility of compensation for executive officers to the extent it is feasible and consistent with the objectives of our compensation programs. To that end, the new 2006 Employee Stock Incentive Plan and the new Management Incentive Bonus Plan, which are being proposed to the stockholders for approval in Proposals 3 and 4 respectively, have been designed to meet the requirements so that grants and bonuses under those plans will be performance-based compensation for Section 162(m) purposes. However, the Compensation Committee retains the discretion to determine whether the interests of ADTRAN and its stockholders may be served by providing compensation that is not deductible in order to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

Compensation Committee:

Williams L. Marks, Chairman
W. Frank Blount
H. Fenwick Huss
Roy J. Nichols

Compensation Committee Interlocks and Insider Participation

None of our executive officers or directors serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James L. North, a partner in the law firm of James L. North & Associates, is our director emeritus and as of December 31, 2005, beneficially owned 91,000 shares of our common stock. We paid James L. North & Associates fees of $121,045 for legal services rendered to us during 2005. All bills for services rendered by James L. North & Associates are reviewed and approved by our Chief Financial Officer. We believe that the fees for these services are reasonable and comparable to those charged by other firms for services rendered to us.

Richard A. Anderson, our former director, is the Vice Chairman – Planning and Administration of BellSouth Corporation. For fiscal year 2005, we received payments, directly and indirectly, from BellSouth in the amount of approximately $21.5 million for products supplied to BellSouth. We also paid to BellSouth $471,555 for services provided by BellSouth to us. These payments to and from BellSouth are made in the normal course of business and we believe that they are reasonable.

STOCK PERFORMANCE GRAPH

Our common stock began trading on the NASDAQ National Market on August 9, 1994. The price information reflected for our common stock in the following performance graph and accompanying table represents the closing sales prices of the common stock for the period from December 31, 2000 through December 31, 2005 on an annual basis. The graph and the accompanying table compare the cumulative total stockholders’ return on our common stock with the NASDAQ Telecommunications Index and the NASDAQ US Index. The calculations in the following graph and table assume that $100 was invested on December 31, 2000 in each of our common stock, the NASDAQ Telecommunications Index and the NASDAQ US Index and also assume dividend reinvestment. The closing sale price of our common stock on the NASDAQ National Market was $27.32 per share on March 14, 2006.

Comparison of Cumulative Total Return

Among ADTRAN, the NASDAQ Telecommunications Index and the NASDAQ US Index

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
ADTRAN, Inc.	$100.00	$120.09	$154.82	$306.29	$190.83	$300.59
NASDAQ Telecommunications Index	$100.00	$69.73	$35.46	$58.99	$62.95	$59.41
NASDAQ US Index	$100.00	$79.08	$55.95	$83.35	$90.64	$92.73

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, and regulations of the SEC thereunder, require our directors, officers and persons who own more than 10% of our common stock, as well as certain affiliates of those persons, to file initial reports of their ownership of our common stock and subsequent reports of changes in that ownership with the SEC. Directors, officers and persons owning more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of these reports received by us and on information provided by the reporting persons, we believe that during the fiscal year ended December 31, 2005, our directors, officers and owners of more than 10% of our common stock complied with all applicable filing requirements except: (i) Danny J. Windham inadvertently reported one gift transaction that occurred in May 2004 late on a Form 5 and (ii) Roy J. Nichols inadvertently reported three transactions in shares held indirectly by a trust late on a Form 4.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the accuracy and integrity of ADTRAN’s financial reporting. In February 2004, our Board of Directors adopted an updated Audit Committee Charter, which sets forth the responsibilities of the Audit Committee. A copy of the Audit Committee Charter is available on our website at www.adtran.com and was filed as an appendix to our proxy statement for our 2004 Annual Meeting of Stockholders.

The Audit Committee held nine meetings during the fiscal year ended December 31, 2005. Representatives of PricewaterhouseCoopers LLP, our independent registered public accounting firm, attended each meeting. The Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP our audited financial statements for the fiscal year ended December 31, 2005 and our unaudited quarterly financial statements for the quarters ended March 31, June 30 and September 30, 2005. The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required under Statement on Auditing Standards No. 61 and No. 90 (Codification of Statements on Auditing Standards, AU § 380).

In addition to the review of annual and interim financial statements, the Audit Committee continued its focus on functions and risks which could adversely impact ADTRAN’s financial position. This oversight was accomplished through ADTRAN’s Internal Controls Project, which was created to facilitate compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Audit Committee meetings included overviews of the status of documentation and testing of key internal controls over financial reporting, as well as detailed reviews of key internal controls in higher-risk financial reporting cycles. The Audit Committee has actively reviewed management’s assessment of the effectiveness of ADTRAN’s internal control over financial reporting (including management’s evaluation of identified control deficiencies and management’s program for remediation of those deficiencies) and PricewaterhouseCoopers LLP’s report thereon, both of which are included in the Annual Report on Form 10-K for the year ended December 31, 2005.

The Audit Committee also received the written disclosures and the letter from PricewaterhouseCoopers LLP that are required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers LLP its independence. The Audit Committee reviewed the audit and non-audit services provided by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2005 and determined to engage PricewaterhouseCoopers LLP as the independent registered public accounting firm of ADTRAN for the fiscal year ending December 31, 2006.

Based upon the Audit Committee’s review of the audited financial statements and the discussions noted above, the Audit Committee recommended that the Board of Directors include the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

Audit Committee:

Roy J. Nichols, Chairman
W. Frank Blount
H. Fenwick Huss
William L. Marks

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors, in accordance with its charter and authority delegated to it by the Board, has appointed the firm of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2006, and the Board of Directors has directed that such appointment be submitted to our stockholders for ratification at the Annual Meeting. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1986 and is considered by our Audit Committee to be well qualified. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the appointment.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions from stockholders.

The Audit Committee of the Board of Directors and the Board unanimously recommend that the stockholders vote “FOR” the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit and Non-Audit Fees

Aggregate fees for professional services rendered for us by PricewaterhouseCoopers LLP as of or for the fiscal years ended December 31, 2005 and 2004 are set forth below. The aggregate fees included in the Audit category are fees billed for the fiscal years for the integrated audit of our annual financial statements and review of our interim financial statements and statutory and regulatory filings. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

	Fiscal Year 2005	Fiscal Year 2004
Audit Fees	$737,380	$955,861
Audit-Related Fees	39,500	245,400
Tax Fees	7,470	27,551
All Other Fees	0	1,500

Total	$784,350	$1,230,312

Audit Fees for the fiscal years ended December 31, 2005 and 2004 were for professional services rendered for the integrated audits of our annual consolidated financial statements, quarterly review of the financial statements included in our Quarterly Reports on Form 10-Q and Sarbanes-Oxley Section 404 attestation fees, as well as the statutory audit of the financial statements of a foreign subsidiary. In 2005, a portion of these fees were also related to our filing of a Form S-8 registration statement for the ADTRAN, Inc. 2005 Directors Stock Option Plan.

Audit-Related Fees as of the fiscal years ended December 31, 2005 and 2004 were for services associated with the audit of our 401(k) plan and various consultations related to accounting matters. Audit-Related Fees as of December 31, 2004 also included fees for services associated with our Sarbanes-Oxley Section 404 readiness procedures.

Tax Fees as of the fiscal years ended December 31, 2005 and 2004 were for services related to tax compliance, income tax authority audit support, assistance with tax accounting method changes and preparation of international tax returns.

All Other Fees as of the fiscal year ended December 31, 2004 were for the license of accounting and reporting research software. There were no fees in this category for the fiscal year ended December 31, 2005.

None of the services described above was approved by the Audit Committee under the de minimus exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

Commencing in May 2003, with the effectiveness of new rules adopted under the Sarbanes-Oxley Act of 2002, the Audit Committee established a practice of pre-approving all services provided by PricewaterhouseCoopers LLP. In October 2003, the Audit Committee adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other non-audit services that may be provided to us by PricewaterhouseCoopers LLP. The policy (i) identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that PricewaterhouseCoopers LLP’s independence is not impaired; (ii) describes the audit, audit-related, tax and other services that may be provided and the non-audit services that may not be performed; and (iii) sets forth pre-approval requirements for all permitted services.

Under the policy, a schedule is presented annually to the Audit Committee outlining the types of services that are likely to be performed during the year. The Audit Committee, based upon the guidelines in the policy, selects the services from that schedule that will be generally pre-approved and attaches the list of services as an appendix to the policy. The Audit Committee then sets an annual aggregate fee limitation for all of the generally pre-approved services. For fiscal year 2005, that limit was set at $50,000. Any fees for the generally pre-approved services that exceed this aggregate fee limit must be specifically pre-approved. In addition, any services not on the list of general pre-approved services must be specifically pre-approved.

Each member of the Audit Committee has been delegated the authority to provide any necessary specific pre-approval, in the event that the full Audit Committee is not available. Any member of the Audit Committee who provides specific pre-approval must report such approval to the Audit Committee at its next meeting. To ensure compliance with the policy, a detailed report outlining all fees incurred year-to-date for services provided by PricewaterhouseCoopers LLP is presented to the Audit Committee on a quarterly basis.

PROPOSAL 3 – APPROVAL OF ADTRAN, INC. 2006 EMPLOYEE STOCK INCENTIVE PLAN

Background

Our stockholders are being asked to consider and vote on this proposal to approve the ADTRAN, Inc. 2006 Employee Stock Incentive Plan (the “Stock Plan”). ADTRAN previously maintained the ADTRAN, Inc. 1986 Employee Incentive Stock Option Plan, which expired on February 14, 1996, and the ADTRAN, Inc. 1996 Employees Incentive Stock Option Plan, which expired on February 14, 2006.

At its meeting on January 23, 2006, the Board of Directors adopted the new Stock Plan, effective as of February 14, 2006, subject to stockholder approval, to further the growth and development of ADTRAN by encouraging certain employees of ADTRAN and its affiliates to obtain an ownership interest in ADTRAN. The Stock Plan will also provide employees with an added incentive to continue in the employ of ADTRAN, provide employees with an added incentive to stimulate their efforts in promoting the growth, efficiency and profitability of ADTRAN, and help to attract outstanding employees to the service of ADTRAN.

The description of the Stock Plan below is a summary and is qualified in its entirety by reference to the provisions of the Stock Plan, which is attached as Appendix A to this Proxy Statement.

Description of the Stock Plan

Administration. A committee of non-employee directors designated by our Board administers the Stock Plan. Currently, our Compensation Committee, which we refer to in this proposal as the Committee, administers the Stock Plan. Among other powers and duties, the Committee determines the eligible individuals to receive awards and establishes the terms and conditions of all awards. The Committee may delegate its authority under the Stock Plan, and has delegated to the Chief Executive Officer its authority to grant awards to non-officers.

Stock Subject to the Stock Plan. The stock underlying awards under the Stock Plan is our common stock. The total aggregate shares of common stock authorized for issuance during the term of the Stock Plan is limited to 13,000,000 shares. In the Committee’s discretion, adjustments may be made to awards or to the number of shares available under the Stock Plan in the event of a stock split, stock dividend, reclassification or other recapitalization affecting the common stock.

Eligibility and Types of Awards. The Stock Plan permits grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units. Each award is subject to an award agreement approved by the Committee reflecting the terms and conditions of the award. Active employees may receive awards under the Stock Plan. As of March 14, 2006, approximately 1,622 employees are eligible to receive awards under the Stock Plan. The closing price of ADTRAN common stock on the NASDAQ National Market was $27.32 per share as of March 14, 2006.

Performance-based Awards. Awards under the Stock Plan may be designed to qualify as performance-based compensation, as described in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Performance goals under the Stock Plan are based on performance measures, which may include any of the following: (i) earnings before all or any taxes; (ii) earnings before all or any of interest expense, taxes, depreciation and amortization; (iii) earnings before all or any of interest expense, taxes, depreciation, amortization and rent; (iv) earnings before all or any of interest expense and taxes; (v) net earnings; (vi) net income; (vii) operating income or margin; (viii) earnings per share; (ix) growth; (x) return on stockholders’ equity; (xi) capital expenditures; (xii) expenses and expense ratio management; (xiii) return on investment; (xiv) improvements in capital structure; (xv) profitability of an identifiable business unit or product; (xvi) profit margins; (xvii) stock price; (xviii) market share; (xvix) revenues; (xx) costs; (xxi) cash flow; (xxii) working capital; (xxiii) return on assets; (xxiv) economic value added; (xxv) industry indices; (xxvi) peer group performance; (xxvii) regulatory ratings; (xxviii) asset quality; (xxix) gross or net profit; (xxx) net sales; (xxxi) total stockholder return; (xxxii) sales (net or gross) measured by product line, territory, customers or other category; (xxxiii) earnings from continuing operations; (xxxiv) net worth; and (xxxv) levels of expense, cost or liability by category, operating unit or any other delineation. Performance measures may relate to ADTRAN and/or one or more of its affiliates, one or more of its divisions or units or any combination of the foregoing, on a consolidated or nonconsolidated basis, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee determines. In addition, to the extent consistent with the requirements of Code Section 162(m), the performance measures may be calculated without regard to extraordinary items.

Stock Options. Incentive stock options are options to purchase our common stock that receive tax benefits if they meet the requirements under Code Section 422, and nonqualified stock options are options to purchase our common stock that do not meet those requirements. The exercise price of each option granted under the Stock Plan will be at least 100% of the fair market value of a share of our common stock on the date of grant. Fair market value is defined in the Stock Plan as the closing price of our common stock on the business day immediately preceding the date of grant. The option price is payable in cash, by tendering shares of our common stock that have been held for at least six months, by broker-assisted cashless exercise (if permitted by all applicable laws and regulations), or by any other method permitted by the Committee. Unless the Committee specifies otherwise, options become exercisable with respect to 25% of the award on each of the first four anniversaries of the grant date. The Committee may specify other conditions, restrictions and contingencies in its discretion. Unless otherwise determined by the Committee, all options become immediately vested upon a participant’s death or disability, and upon a change of control. The maximum term of any option is ten years from the date of grant. Unless a shorter period is provided in the award agreement, following a termination of employment or service, exercisable options terminate immediately upon termination of employment for cause, and will remain exercisable (but not beyond the options’ expiration date) for one year, if the termination is due to death, disability or retirement, and for 90 days (three months if after a change of control), if the termination is for any other reason. Options may be amended to extend the exercise period in unusual circumstances.

Stock Appreciation Rights. Stock appreciation rights represent the right to receive payment in shares of common stock (or, in the Committee’s discretion, in cash or a combination of shares and cash) of the increase in value of shares of our common stock on the date of exercise over a fixed grant price. Stock appreciation rights under the Stock Plan may be freestanding, or may be granted in tandem with options. In the event of a tandem grant, the recipient may choose between exercising options and exercising stock appreciation rights. The grant price of each stock appreciation right granted under the Stock Plan will be 100% of the fair market value of a share of common stock on the date of grant. Unless the Committee specifies otherwise, stock appreciation rights become exercisable with respect to 25% of the award on each of the first four anniversaries of the grant date. The Committee may specify other conditions, restrictions and contingencies in its discretion. Unless otherwise determined by the Committee, all stock appreciation rights become immediately vested upon a participant’s death or disability, and upon a change of control. Unless a shorter period is provided in the award agreement, following a termination of employment or service, exercisable stock appreciation rights terminate immediately upon termination of employment for cause, and will remain exercisable (but not beyond the award’s expiration date) for one year, if the termination is due to death, disability or retirement, and for 90 days (three months if after a change of control), if the termination is for any other reason.

Restricted Stock and Restricted Stock Units. Restricted stock is a grant of shares of our common stock subject to restrictions specified by the Committee that generally lapse upon vesting. Restricted stock units are awards that entitle the recipient to receive shares of common stock that will be issued upon vesting. The Committee may impose any conditions and restrictions on awards of restricted stock and restricted stock units that it determines are advisable. Unless the Committee specifies otherwise, awards of restricted stock and restricted stock units become 25% vested on each of the first four anniversaries of the grant date. Unless otherwise determined by the Committee, all restricted stock and restricted stock units that are subject to time-based vesting become immediately vested upon a participant’s death or disability, and upon a change of control. For restricted stock and restricted stock units that are subject to performance-based vesting, upon the participant’s death or disability or upon a change of control, a portion of the award becomes immediately vested on a pro rata basis (based on the portion of the performance period that has elapsed), as if the performance goals had been achieved at target. Unless otherwise provided in the award agreement, a recipient of a restricted stock award has full voting rights and dividend rights of a stockholder. No voting rights attach to restricted stock units unless and until shares of common stock are actually issued. Unless the Committee determines otherwise, holders of unvested restricted stock units will not receive dividend credits or dividend equivalents.

Limitations on the Amount of Awards. The maximum number of shares for which incentive stock options may be issued under the Stock Plan is 13,000,000, and the maximum number of shares that may be awarded in a form other than stock options is limited to 5,000,000. Any individual employee in any one calendar year may not be granted more than: (i) 250,000 shares in the form of options, plus up to an additional 250,000 shares upon initial service; (ii) 250,000 shares in the form of stock appreciation rights; (iii) 250,000 shares of restricted stock, plus up to an additional 250,000 shares upon initial service; and (iv) 250,000 shares in the form of restricted stock units.

Miscellaneous. The Committee, in its discretion, may accelerate vesting of any award or waive any restrictions with respect to any award at any time. When a participant terminates employment or service with us, all unvested awards are forfeited unless otherwise provided by the Committee. All awards are transferable only by will or by the laws of descent and distribution. In no event will the Committee amend an option or stock appreciation right to reduce the exercise price below the fair market value of the award on the date of grant or grant an option or stock appreciation right in exchange for the cancellation or surrender of an option or stock appreciation right with a higher per share exercise price.

Reorganization. Upon a reorganization, the Committee may decide that awards will apply to securities of the resulting corporation, that any or all options and stock appreciation rights will be immediately exercisable, that options and stock appreciation rights will be immediately exercisable and terminate after 30 days’ notice to holders, and/or that awards of restricted stock or restricted stock units will become immediately fully vested.

Amendment and Termination. Our Board of Directors may amend or terminate the Stock Plan and any award agreement at any time, subject to stockholder approval in certain circumstances. However, no amendment or termination may adversely affect the rights of holders of outstanding awards without their consent unless necessary to comply with applicable law, and no award agreement may be amended to reprice any award.

Federal Income Tax Consequences

The following summary of the federal income tax consequences relating to the Stock Plan is based on present federal tax laws and regulations. We cannot assure you that the laws and regulations will not change in the future and affect the tax consequences of the matters discussed in this section. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or the provisions of any income tax laws of any municipality, state or foreign country in which a participant may reside.

Incentive Stock Options. A participant will generally have no tax consequences when he or she receives the grant of an incentive stock option (“ISO”). In most cases, a participant also will not have income tax consequences when he or she exercises an ISO. A participant may have income tax consequences when exercising an ISO if the aggregate fair market value of the shares of the common stock subject to the ISO that first become exercisable in any one calendar year exceeds $100,000. If this occurs, the excess shares (the number of shares the fair market value of which exceeds $100,000 in the year first exercisable) will be treated as though they are non-qualified stock option (“NQSO”) instead of an ISO. When a participant exercises an option with respect to these shares, he or she will have the tax consequences described below with respect to the exercise of NQSOs. Additionally, subject to certain exceptions for death or disability, if a participant exercises an ISO more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a NQSO. Further, the amount by which the fair market value of a share of the common stock at the time of exercise of the ISO exceeds the option price will likely be included in determining a participant’s alternative minimum taxable income and may cause the participant to incur an alternative minimum tax liability in the year of exercise.

A participant recognizes income when selling or exchanging the shares acquired from the exercise of an ISO in the amount of the difference between the fair market value at the time of the sale or exchange and the exercise price the participant paid for those shares. This income will be taxed at the applicable capital gains rate if the sale or exchange occurs after the expiration of the requisite holding periods. Generally, the required holding periods expire two years after the date of grant of the ISO and one year after the date the common stock is acquired by the exercise of the ISO.

If a participant disposes of the common stock acquired by exercising an ISO before the holding periods expire, the participant will recognize compensation income. The amount of income will equal the difference between the option exercise price and the lesser of (i) the fair market value of the shares on the date of exercise and (ii) the price at which the shares are sold. This amount will be taxed at ordinary income rates. If the sale price of the shares is greater than the fair market value on the date of exercise, the participant will recognize the difference as gain and will be taxed at the applicable capital gains rate. If the sale price of the shares is less than the option price, the participant will recognize a capital loss equal to the excess of the option price over the sale price.

Using shares acquired by exercising an ISO to pay the option price of another option (whether or not it is an ISO) will be considered a disposition of the shares for federal tax purposes. If this disposition occurs before the expiration of the required holding periods, the option holder will have the same tax consequences as are described above in the preceding paragraph. If the option holder transfers any of these shares after holding them for the required holding periods or transfers shares acquired by exercising an NQSO or on the open market, he or she generally will not recognize any income upon exercise. Whether or not the transferred shares were acquired by exercising an ISO and regardless of how long the option holder has held those shares, the basis of the new shares received from the exercise will be calculated in two steps. In the first step, a number of new shares equal to the number of older shares tendered (in payment of the option’s exercise) is considered exchanged under Code Section 1036 and the related rulings; these new shares receive the same holding period and the same basis the option holder had in the old tendered shares, if any, plus the amount included in income from the deemed sale of the old shares and the amount of cash or other nonstock consideration paid for the new shares, if any. In the second step, the number of new shares received by the option holder in excess of the old tendered shares receives a basis of zero, and the option holder’s holding period with respect to such shares commences upon exercise.

There will be no tax consequences to ADTRAN when it grants an ISO or, generally, when a participant exercises an ISO. However, to the extent that an option holder recognizes ordinary income when he or she exercises, as described above, ADTRAN generally will have a tax deduction in the same amount.

Nonqualified Stock Options. A participant generally has no income tax consequences from the grant of NQSOs. Generally, in the tax year when the participant exercises the NQSO, he or she recognizes ordinary income in the amount by which the fair market value of the shares at the time of exercise exceeds the option price for the shares, and that amount will be subject to FICA and FUTA taxes.

If a participant exercises a NQSO by paying the option price with previously acquired common stock, he or she will have federal income tax consequences (relative to the new shares received) in two steps. In the first step, a number of new shares equivalent to the number of older shares tendered (in payment of the NQSO exercised) is considered to have been exchanged in accordance with Code Section 1036 and related rulings, and no gain or loss is recognized. In the second step, with respect to the number of new shares acquired in excess of the number of old shares tendered, the participant recognizes income on those new shares equal to their fair market value less any non-stock consideration tendered. The new shares equal to the number of the old shares tendered will have the same basis the participant had in the old shares and the holding period with respect to the tendered older shares will apply to the new shares. The excess new shares received will have a basis equal to the amount of income recognized on exercise, increased by any non-stock consideration tendered. The holding period begins on the exercise of the option.

The gain, if any, realized at the later disposition of the common stock will either be short- or long-term capital gain, depending on the holding period.

There will be no tax consequences to ADTRAN when granting a NQSO. ADTRAN generally will have a tax deduction in the same amount as the ordinary income recognized by the participant in ADTRAN’s fiscal year in which or with which the participant’s tax year (of exercise) ends.

Stock Appreciation Rights. Neither the participant nor ADTRAN has income tax consequences from the issuance of a stock appreciation right. The participant recognizes taxable income at the time the stock appreciation right is exercised in an amount equal to the amount by which the cash and/or the fair market value of the shares of the common stock received upon that exercise exceeds the amount paid, if any. The income recognized on exercise of a stock appreciation right will be taxable at ordinary income tax rates. ADTRAN generally will be entitled to a tax deduction with respect to the exercise of a stock appreciation right in an amount equal to the amount of ordinary income recognized by the participant when he or she exercises.

Restricted Stock. A holder of restricted stock will recognize income upon receipt of the stock, but generally only to the extent that it is not subject to a substantial risk of forfeiture. If the restricted stock is subject to restrictions that lapse in increments over a period of time, so that the holder becomes vested in a portion of the shares as the restrictions lapse, the holder will recognize income in any tax year only with respect to the shares that become nonforfeitable (vested) during that year. The income recognized will be equal to the amount the fair market value of those shares, determined as of the time that the restrictions on those shares lapse, exceeds the amount paid, if any. That income generally will be taxable at ordinary income tax rates.

A holder of restricted stock may elect instead to recognize ordinary income for the taxable year in which he or she receives an award of restricted stock in an amount equal to the fair market value of all shares of restricted stock awarded to him or her even if the shares are subject to forfeiture. Any such election must be made within 30 days after the transfer of the restricted stock to the holder. That income will be taxable at ordinary income tax rates. At the time of disposition of the shares, a holder who has made this election will recognize gain in an amount equal to the difference between the sales price and the fair market value of the shares at the time of the award. That gain will be taxable at the applicable capital gains rate. If the above election is not made, any dividends received with respect to shares of restricted stock that are subject at that time to a substantial risk of forfeiture generally will be treated as compensation that is taxable as ordinary income and not dividend income.

ADTRAN generally will be entitled to a tax deduction in an amount equal to the amount of ordinary income recognized by the holder of the restricted stock. ADTRAN’s deduction will be for ADTRAN’s fiscal year during which the holder recognizes income on the restricted stock.

Restricted Stock Units. A holder of a restricted stock unit will not recognize any income at the time the restricted stock unit is granted, nor will ADTRAN be entitled to a deduction at that time. When payment on a restricted stock unit is made, the holder will recognize ordinary income in the amount equal to the fair market value of the common stock received. ADTRAN will be entitled to a deduction at the same time and in the same amount that the holder recognizes as income.

Limitation on Company Deductions. No federal income tax deduction is allowed for ADTRAN for any compensation paid to a “covered employee” in any taxable year of ADTRAN to the extent that his or her compensation exceeds $1,000,000. For this purpose, “covered employees” are generally the chief executive officer of ADTRAN and the four highest compensated officers of ADTRAN, and the term “compensation” generally includes amounts includable in gross income as a result of the exercise of stock options or stock appreciation rights, or the receipt of restricted stock. This deduction limitation does not apply to compensation that is (1) commission-based compensation, (2) performance-based compensation, (3) compensation which would not be includable in an employee’s gross income, and (4) compensation payable under a written binding contract in existence on February 17, 1993, and not materially modified after that date. For this purpose, certain types of awards under the Stock Plan are designed to meet the requirements of performance-based compensation. The Committee intends to administer the Stock Plan in a manner that maximizes ADTRAN’s tax deductions under Code Section 162(m).

Other Information

The Committee has not yet made any determination as to which eligible employees will be awarded options under the Stock Plan in the future, and therefore, it is not possible to determine for any persons or groups the benefits or amounts that will be received in the future under the Stock Plan.

Recommendation of Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote “FOR” Proposal 3 to approve the ADTRAN, Inc. 2006 Employee Stock Incentive Plan.

PROPOSAL 4 – APPROVAL OF ADTRAN, INC. MANAGEMENT INCENTIVE BONUS PLAN

Background

Our stockholders are being asked to consider and vote on this proposal to approve the ADTRAN, Inc. Management Incentive Bonus Plan (the “Bonus Plan”). At its meeting on January 23, 2006, the Board of Directors adopted the Bonus Plan effective as of January 1, 2006, subject to stockholder approval. The purpose of the Bonus Plan is to (i) provide annual cash incentives and rewards for certain officers and management employees of ADTRAN and (ii) attract and retain qualified executives by providing them with incentives for their efforts to achieve the financial or strategic objectives of ADTRAN.

The description of the Bonus Plan below is a summary and is qualified in its entirety by reference to the provisions of the Bonus Plan, which is attached as Appendix B to this Proxy Statement.

Description of the Bonus Plan

Administration. Under the Bonus Plan, the Board appoints a committee to administer the Bonus Plan, and the committee appointed must consist solely of “outside directors,” as defined by Code Section 162(m). The Board has appointed the Compensation Committee, all of whose members qualify as “outside directors,” to administer the Bonus Plan. In this proposal we refer to the Compensation Committee as the Committee. Among other powers and duties, the Committee determines the eligible individuals to receive performance awards and establishes the terms and conditions of all performance awards.

Eligibility. Performance awards may be awarded under the Bonus Plan to any officer of ADTRAN or to any management employee who is selected by the chief executive officer or chief operating officer and recommended to the Committee. As soon as possible after the beginning of each plan year, the Committee determines those officers and employees, either by name or by position, that are eligible to participate in the Bonus Plan for that year. The Committee retains discretion to name as a participant an employee hired or promoted into an eligible position for the first time after the commencement of the plan year. As of March 14, 2006, 21 employees are eligible to participate in the Bonus Plan, all of whom are officers. Because performance awards are within the Committee’s discretion to award, it is not possible to determine what future performance awards participants will receive under the Bonus Plan. For a description of the performance measures and the target levels for the related performance awards established for fiscal year 2006, see “Other Information” below.

Performance Awards. Performance awards are cash bonuses generally determined as a percentage of the participant’s base rate of salary prorated over the plan year. Within 90 days of the beginning of the plan year, the Committee will establish the performance measures and the target levels for the related performance awards. The Committee may establish these performance measures and awards at minimum, target and maximum levels, and the performance measures may be based on the participant’s individual performance as well as the performance of ADTRAN. In no event will a performance award to any one participant exceed $1,000,000. As soon as possible after the end of a plan year, the Committee will certify whether the performance measures were met. Subject to the approval of the Board of Directors, the Committee will award the participant the performance award based on the attainment of the performance measures. The performance awards will be paid in cash to the participant as soon as possible after the Committee certifies that the performance measures were met and the performance awards are approved. However, the payment may be subject to deferral pursuant to the provisions of any applicable deferred compensation plan maintained by us. If a participant’s employment with ADTRAN terminates before the scheduled date of payment of a performance award, the participant will not be eligible to receive a performance award for that plan year. If a change of control of ADTRAN occurs, each participant will receive a lump sum cash payment of any performance award based on the level of performance measures that have been attained as of the date of the change in control. ADTRAN intends that the performance awards under the Bonus Plan satisfy the requirements of Code Section 162(m) for performance-based compensation.

Performance Measures. The Committee will establish specific performance measures for a plan year by reference to any one or more of the following: (i) earnings before all or any taxes; (ii) earnings before all or any of interest expense, taxes, depreciation and amortization; (iii) earnings before all or any of interest expense, taxes, depreciation, amortization and rent; (iv) earnings before all or any of interest expense and taxes; (v) net earnings; (vi) net income; (vii) operating income or margin; (viii) earnings per share; (ix) growth; (x) return on stockholders’ equity; (xi) capital expenditures; (xii) expenses and expense ratio management; (xiii) return on investment; (xiv) improvements in capital structure; (xv) profitability of an identifiable business unit or product; (xvi) profit margins; (xvii) stock price; (xviii) market share; (xvix) revenues; (xx) costs; (xxi) cash flow; (xxii) working capital; (xxiii)

return on assets; (xxiv) economic value added; (xxv) industry indices; (xxvi) peer group performance; (xxvii) regulatory ratings; (xxviii) asset quality; (xxix) gross or net profit; (xxx) net sales; (xxxi) total stockholder return; (xxxii) sales (net or gross) measured by product line, territory, customers or other category; (xxxiii) earnings from continuing operations; (xxxiv) net worth; and (xxxv) levels of expense, cost or liability by category, operating unit or any other delineation. Performance measures may relate to ADTRAN and/or one or more of its affiliates, one or more of its divisions or units or any combination of the foregoing, on a consolidated or nonconsolidated basis, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination of the same, all as the Committee determines. In addition, to the extent consistent with the requirements of Code Section 162(m), the performance measures may be calculated without regard to extraordinary items. These factors will not be altered or replaced by any other criteria without ratification by the stockholders of ADTRAN if failure to obtain approval would result in jeopardizing the tax deductibility of performance awards to participants.

Amendment and Termination. Our Board may amend or terminate the Bonus Plan at any time, subject to stockholder approval if necessary to continue to qualify performance awards as performance-based compensation under Code Section 162(m). However, no amendment or termination will affect the payment of a performance award for a year already ended.

Federal Income Tax Consequences

The following summary of the federal income tax consequences relating to the Bonus Plan is based on present federal tax laws and regulations. We cannot assure you that the laws and regulations will not change in the future and affect the tax consequences of the matters discussed in this section. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or the provisions of any income tax laws of any municipality, state or foreign country in which a participant may reside.

Performance Awards. A participant will generally recognize ordinary taxable income in the year he or she receives a cash performance award under the Bonus Plan in the amount of the cash payment he or she receives. Similarly, ADTRAN will generally recognize a tax deduction in the same amount for its fiscal year during which the cash payment is made to a participant.

Limitation on Company Deductions. No federal income tax deduction is allowed for ADTRAN for any compensation paid to a “covered employee” in any taxable year of ADTRAN to the extent that the covered employee’s compensation exceeds $1,000,000. For this purpose, “covered employees” are generally the chief executive officer of ADTRAN and the four highest compensated officers of ADTRAN, and the term “compensation” generally includes amounts includable in gross income as a result of the exercise of stock options or stock appreciation rights, or the receipt of restricted stock. This deduction limitation does not apply to compensation that is (1) commission-based compensation, (2) performance-based compensation, (3) compensation which would not be includable in an employee’s gross income, and (4) compensation payable under a written binding contract in existence on February 17, 1993, and not materially modified after that date. For this purpose, the performance awards under the Bonus Plan are designed to meet the requirements of performance-based compensation. The Committee intends to administer the Bonus Plan in a manner that maximizes ADTRAN’s tax deductions under Code Section 162(m).

Other Information

On January 23, 2006, the Committee established corporate financial targets based on minimum after-tax earnings per share for fiscal year 2006. If the fiscal year 2006 earnings per share minimum is met, the Committee may award bonuses as a percentage of base compensation relative to the amount by which the earnings per share exceeded the minimum target level. If the minimum performance measure is attained, the minimum target award is 10% of base compensation for the chief executive officer, chief operating officer and senior vice presidents (with 1% increases relative to specified earnings per share increases) and 5% of base compensation for the vice presidents (with one-half percent increases relative to specified earnings per share increases). If the attainment of the performance measure is within a maximum range, the target award is 18% of base compensation for the chief executive officer, chief operating officer and senior vice presidents (with 2% increases relative to specified earnings per share increases) and 9% of base compensation for the vice presidents (with 1% increases relative to specified earnings per share increases). The maximum performance award may not exceed 100% of base compensation for the chief executive officer, chief operating officer or senior vice presidents and may not exceed 50% of base compensation for any vice president. If the minimum performance measure is not met, then no performance awards will be paid. The Committee retains the discretion to reduce any performance award below the award established, and all awards are subject to final Board approval.

Recommendation of Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote “FOR” Proposal 4 to approve the ADTRAN, Inc. Management Incentive Bonus Plan.

STOCKHOLDERS’ PROPOSALS FOR 2007 ANNUAL MEETING

Proposals of stockholders, including nominations for the Board of Directors, intended to be presented at the 2007 Annual Meeting of Stockholders should be submitted by certified mail, return receipt requested, and must be received by us at our executive offices in Huntsville, Alabama, on or before December 1, 2006 to be eligible for inclusion in our proxy statement and form of proxy relating to that meeting and to be introduced for action at the meeting. Any stockholder proposal must be in writing, must comply with Rule 14a-8 under the Exchange Act and must set forth (i) a description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, (ii) the name and address, as they appear on our books, of the stockholder submitting the proposal, (iii) the class and number of shares that are beneficially owned by such stockholder, (iv) the dates on which the stockholder acquired the shares, (v) documentary support for any claim of beneficial ownership as required by Rule 14a-8, (vi) any material interest of the stockholder in the proposal, (vii) a statement in support of the proposal and (viii) any other information required by the rules and regulations of the SEC. Stockholder nominations must comply with the procedures set forth above under “Nomination of Directors.”

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

Our Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments of the Annual Meeting, the persons named as proxies on the enclosed form of proxy card intend to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of ADTRAN.

By Order of the Board of Directors.

Mark C. Smith
Chairman of the Board

Huntsville, Alabama

March 31, 2006

Our 2005 Annual Report, which includes audited financial statements, has been mailed to our stockholders with these proxy materials. The Annual Report does not form any part of the material for the solicitation of proxies.

APPENDIX A

ADTRAN, INC.

2006 EMPLOYEE STOCK INCENTIVE PLAN

ARTICLE I

PLAN INFORMATION

1.1	Background. ADTRAN, Inc. (the “Company”) has previously maintained the ADTRAN, Inc. 1986 Employee Incentive Stock Option Plan, which expired on February 14, 1996, and the ADTRAN, Inc. 1996 Employees Incentive Stock Option Plan, which expires on February 14, 2006 (collectively, the “Prior Plans”). All grants made under the Prior Plans operate in compliance with their terms. The Company now desires to adopt this new stock incentive plan for the benefit of its employees, and this new plan shall be the ADTRAN, Inc. 2006 Employee Stock Incentive Plan (the “Plan”).

1.2	General Purpose. The purpose of the Plan is to further the growth and development of the Company by encouraging employees of the Company and its Affiliates to obtain a proprietary interest in the Company by owning its stock. The Company intends that the Plan will provide such persons with an added incentive to continue in the employ of the Company and its Affiliates, provide employees with an added incentive to stimulate their efforts in promoting the growth, efficiency and profitability of the Company and its Affiliates, and help to attract outstanding employees to the service of the Company and its Affiliates.

1.3	Types of Awards Available Under the Plan. The Plan permits Awards of Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units. The types of Stock Options permitted under the Plan are incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”).

1.4	Intended Tax Effects of Awards. The Company intends that ISOs granted under the Plan qualify as incentive stock options under Code Section 422. NQSOs are options that do not qualify as ISOs and are subject to taxation under Code Section 83. Awards of Stock Appreciation Rights, Restricted Stock and Restricted Stock Units are subject to taxation under Code Section 83. It is intended that some Awards under the Plan will qualify as performance-based compensation under Code Section 162(m).

1.5	Effective Date and Term of the Plan. The Board of Directors has approved the adoption of the Plan at its meeting on January 23, 2006, to become effective as of February 14, 2006 (the “Effective Date”), contingent upon the approval of the shareholders of the Company at the May 9, 2006 annual shareholders meeting. Unless earlier terminated by the Board pursuant to the provisions of Section 10 hereof, the Plan shall remain in effect until the tenth anniversary of January 23, 2006, the date the Plan was originally approved by the Board. Notwithstanding its termination, the Plan shall remain in effect with respect to outstanding Awards as long as any Awards are outstanding.

1.6	Operation, Administration and Definitions. The operation and administration of the Plan are subject to the provisions of this plan document. Capitalized terms used in the Plan are defined in Article II below or may be defined within the Plan.

1.7	Legal Compliance. The Plan is intended to comply with the requirements for ISOs under Code Section 422, for exemption of stock options under the provisions of Rule 16b-3 under the Securities Exchange Act of 1934, and with the requirements for performance-based compensation under Code Section 162(m).

ARTICLE II

PLAN DEFINITIONS

For purposes of the Plan, the terms listed below are defined as follows:

2.1	1933 Act means the Securities Act of 1933, as amended.

2.2	1934 Act means the Securities Exchange Act of 1934, as amended.

2.3	Affiliate means an entity that, directly or indirectly, controls, is controlled by, or is under common control with the Company, pursuant to the provisions of Rule 12b-2 of the 1934 Act.

2.4	Award Agreement means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to the Award granted under the Plan, and may be in the form of a Stock Option Agreement, a Stock Appreciation Right Agreement, a Restricted Stock Agreement, or a Restricted Stock Unit Agreement, as applicable.

2.5	Award means any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Stock Options, Stock Appreciation Rights, Restricted Stock and/or Restricted Stock Units.

2.6	Base Value means the Fair Market Value of a share of Common Stock subject to a Stock Appreciation Right on the date of grant of the Stock Appreciation Right.

2.7	Beneficiary means, with respect to a Participant, the Person or Persons to whom the Participant’s Options shall be transferred upon the Participant’s death (i.e., the Participant’s Beneficiary).

(A)	Designation of Beneficiary. A Participant’s Beneficiary shall be the one individual who is last designated in writing by the Participant as such Participant’s Beneficiary for each specific Award. A Participant shall designate his or her original Beneficiary in writing on his or her Agreement. Any subsequent modification of the Participant’s Beneficiary shall be in a written executed and notarized letter addressed to the Company and shall be effective when it is received by the Company’s Chief Financial Officer or Corporate Secretary.

(B)	No Designated Beneficiary. If, at any time, no Beneficiary has been validly designated by a Participant, or the Beneficiary designated by the Participant is no longer living or in existence at the time of the Participant’s death, then the Participant’s Beneficiary shall be deemed to be the executor or administrator of the Participant’s estate.

2.8	Board or Board of Directors means the Board of Directors of the Company.

2.9	Cause means:

(A)	willful and continued failure to substantially perform his duties with the Company within fifteen (15) days after a written demand for substantial performance is delivered to the Employee which identifies the manner in which the Company believes that the Employee has not substantially performed his duties;

(B)	unlawful or willful misconduct which is economically injurious to the Company or to any entity in control of, controlled by or under common control with the Company (and its successors);

(C)	conviction of, or a plea of guilty or nolo contendere, to a felony charge (other than a traffic violation);

(D)	habitual drug or alcohol abuse that impairs the Employee’s ability to perform the essential duties of his position;

(E)	an act of embezzlement or fraud;

(F)	competition with the business of the Company either directly or indirectly; or

(G)	breach of any provision of an employment contract with the Company.

2.10	Change of Control means the occurrence of any of the following events on or after the Effective Date of this Plan:

(A)	Acquisition of Substantial Percentage. The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 50% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control:

(1)	any acquisition directly from the Company;

(2)	any acquisition by the Company or any of its Affiliates; or

(3)	any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates;

provided further, that if any such individual, entity or group subsequently becomes required to or does report its ownership of Outstanding Common Stock and Outstanding Voting Securities on Schedule 13D (or any successor Schedule) then, for purposes of this Section, such individual, entity or group shall be deemed to have first acquired, on the first date on which such individual, entity or group becomes required to or does so file, beneficial ownership of all of the Outstanding Common Stock and Outstanding Voting Securities beneficially owned by it on such date; or

(B)	Change of Majority of Board Members. During any consecutive twelve (12) month period, individuals who, as of the beginning of that period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents; or

(C)	Reorganization, Merger or Consolidation. There is consummated a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such reorganization, merger or consolidation, beneficially own, directly or indirectly, less than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation (or any parent thereof) in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be; or

(D)	Disposition of Assets. Consummation of the sale, lease, transfer exchange, mortgage, pledge or other disposition, in one transaction or a series of transactions, of all or substantially all of the assets of the Company.

2.11	Code means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code includes reference to any successor provision of the Code.

2.12	Committee means the committee appointed by the Board pursuant to Section 3.2 hereof to administer and interpret the Plan in accordance with Article III below.

2.13	Common Stock means the common stock of the Company.

2.14	Company means ADTRAN, Inc., a Delaware corporation, and any successor thereto.

2.15	Disability means a Participant’s eligibility to receive long-term disability benefits under a plan sponsored by the Company or an Affiliate, or if no such plan is applicable, a Participant’s inability (with or without accommodation) to engage in the essential functions of his or her duties due to a medically-determinable physical or mental impairment, illness or injury, which can be expected to result in death or to be of long-continued and indefinite duration.

2.16	Effective Date means the effective date of this Plan, which is February 14, 2006, subject to shareholder approval.

2.17	Employee means any common law employee of the Company or an Affiliate who is actively employed at the time Awards are made. As required by law, only Employees of the Company and any “parent” or “subsidiary” of the Company (as those terms are defined in Code Section 424) are eligible to receive ISOs.

2.18	Exercise Price means the purchase price of the shares of Common Stock underlying a Stock Option.

2.19	Fair Market Value of the Common Stock as of a date of determination means the following:

(A)	Stock Listed and Shares Traded. If the Common Stock is listed and traded on a national securities exchange (as such term is defined by the 1934 Act) or on the NASDAQ National Market System on the date of determination, the Fair Market Value per share shall be the closing price of a share of the Common Stock on said national securities exchange or NASDAQ National Market System on the business day immediately preceding the date of determination. If the Common Stock is traded in the over-the-counter market, the Fair Market Value per share shall be the average of the closing bid and asked prices of a share on the business day immediately preceding the date of determination.

(B)	Stock Listed But No Shares Traded. If the Common Stock is listed on a national securities exchange or on the National Market System but no shares of the Common Stock are traded on the date of determination but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the closing price of a share of the Common Stock on the most recent date before the date of determination. If the Common Stock is regularly traded in the over-the-counter market but no shares of the Common Stock are traded on the date of determination (or if records of such trades are unavailable or burdensome to obtain) but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the average of the closing bid and asked prices of a share of the Common Stock on the most recent date before the date of determination on which trading occurred.

(C)	Stock Not Listed. If the Common Stock is not listed on a national securities exchange or on the NASDAQ National Market System and is not regularly traded in the over-the-counter market, then the Committee shall determine the Fair Market Value of the Common Stock from all relevant available facts and circumstances, including any recent sales and purchases of such Common Stock to the extent they are representative, any facts related to the Company’s financial situation, the average of the high and low sales prices or the bid and asked prices of the Common Stock reflected in a traded exchange or market on a date within a reasonable period before the date of determination, or opinions of independent experts as to value.

The Committee’s determination of Fair Market Value, which shall be made pursuant to the foregoing provisions, shall be final and binding for all purposes of this Plan.

2.20	Freestanding SAR means an SAR that is granted independently of an Option, as described in Article VIII hereof.

2.21	Incentive Stock Option or ISO means an option to purchase shares of Common Stock granted under Article VII hereof and which is designated as an incentive stock option and which is intended to meet the requirements of Code Section 422.

2.22	Insider means an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the 1934 Act, all as defined under Section 16 of the 1934 Act.

2.23	Nonqualified Stock Option or NQSO means an option to purchase shares of Common Stock granted under Article VII herein and which is not an incentive stock option within the meaning of Code Section 422.

2.24	Option means an Incentive Stock Option or a Nonqualified Stock Option.

2.25	Participant means an Employee who has been selected to receive an Award, or with respect to whom an Award is outstanding, under the Plan.

2.26	Performance Measures means any one or more of the criteria or measurements by which specific performance goals may be established and performance may be measured, as determined by the Committee in its discretion, pursuant to the provisions of Sections 5.1 and 5.2.

2.27	Prior Plans means the ADTRAN, Inc. 1986 Employee Incentive Stock Option Plan, which expired on February 14, 1996, and the ADTRAN, Inc. 1996 Employees Incentive Stock Option Plan, which expires on February 14, 2006.

2.28	Restricted Stock means an Award of Common Stock subject to such conditions, restrictions and contingencies as the Committee determines, including the satisfaction of specified Performance Measures.

2.29	Restricted Stock Unit means an Award of a unit representing one share of Common Stock, subject to such conditions, restrictions and contingencies as the Committee determines, including the satisfaction of specified Performance Measures, and upon satisfaction of such specified restrictions, shall result in the issuance of one share of Common Stock.

2.30	Retirement means the date of an Employee’s termination of employment with the Company and all of its Affiliates at any time after attaining age 65.

2.31	Plan means this ADTRAN, Inc. 2006 Employee Stock Incentive Plan.

2.32	Stock Appreciation Right or SAR means an Award, granted alone as a Freestanding SAR or in tandem with a related Option, representing a Participant’s right to receive payment in the form of Common Stock, in an amount equal to the excess of the Fair Market Value of the shares of Common Stock subject to such SAR (or portion thereof) exercised over the Base Value of those shares under the SAR.

2.33	Stock Option means an ISO or NQSO, as applicable, granted to a Employee under the Plan.

2.34	Tandem SAR means an SAR that is granted in connection with a related Stock Option pursuant to Article VIII herein, the exercise of which shall require forfeiture and cancellation of the right to purchase a share of Common Stock under the related Stock Option (and when a share of Common Stock is purchased under the Stock Option, the Tandem SAR shall be similarly cancelled).

ARTICLE III

PLAN ADMINISTRATION

3.1	General Administration. The Plan shall be administered and interpreted by the Committee (as designated pursuant to Section 3.2). Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the Agreements by which Awards shall be evidenced (which shall not be inconsistent with the terms of the Plan), and to make all other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be final, binding and conclusive.

3.2	Appointment of Committee. The Board shall appoint the Committee from among its nonemployee members to serve at the pleasure of the Board. The Board from time to time may remove members from,

or add members to, the Committee and shall fill all vacancies thereon. The Committee at all times shall be composed of two or more nonemployee directors who shall meet the following requirements:

(A)	Disinterested Administration for Rule 16b-3 Exemption. During the period any director is serving on the Committee, he shall not be (i) an officer of the Company or a parent or subsidiary of the Company, or otherwise currently employed by the Company or a parent or subsidiary of the Company; (ii) does not receive compensation, either directly or indirectly, from the Company or a parent or subsidiary of the Company for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of the 1934 Act; (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a); and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b). The requirements of this subsection are intended to comply with Rule 16b-3 under Section 16 of the 1934 Act or any successor rule or regulation, and shall be interpreted and construed in a manner which assures compliance with said Rule. To the extent said Rule 16b-3 is modified to reduce or increase the restrictions on who may serve on the Committee, the Plan shall be deemed modified in a similar manner.

(B)	Outside Director Rule for Compliance with Code Section 162(m). No director serving on the Committee may be a current employee of the Company or a former employee of the Company (or any corporation affiliated with the Company under Code Section 1504) receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during each taxable year during which the director serves on the Committee. Furthermore, no director serving on the Committee shall be or have ever been an officer of the Company (or any Code Section 1504 affiliated corporation), or shall receive remuneration (directly or indirectly) from such a corporation in any capacity other than as a director. The requirements of this subsection are intended to comply with the “outside director” requirements of Treas. Reg. Section 1.162-27(e)(3) or any successor regulation, and shall be interpreted and construed in a manner which assures compliance with the “outside” director requirement of Code Section 162(m)(4)(C)(i). To the extent Code Section 162(m) or the regulations issued thereunder are modified to reduce or increase the restrictions on who may serve on the Committee, the Plan shall be deemed modified in a similar manner.

3.3	Organization. The Committee may select one of its members as its chairman and shall hold its meetings at such times and at such places as it shall deem advisable. A majority of the Committee shall constitute a quorum, and such majority shall determine its actions. The Committee shall keep minutes of its proceedings and shall report the same to the Board at the meeting next succeeding.

3.4	Individuals Eligible for Awards. The individuals eligible to receive Awards hereunder shall be active Employees of the Company, including such Employees who are also members of the Board of the Company. Only Employees of the Company and its “parent” or “subsidiary” corporations within the meaning of subsections (e) and (f) of Code Section 424 shall be eligible to receive ISO’s.

3.5	Powers of Committee. The Committee may make one or more Awards under the Plan to a Participant in the Plan. The Committee shall decide which eligible individuals shall receive an Award and when to grant an Award, the type of Award that it shall grant and the number of shares of Common Stock covered by the Award. The Committee shall also decide the terms, conditions, performance criteria, restrictions and other provisions of the Award. The Committee may grant a single Award or an Award in combination with another Award(s) to a Participant. The Committee may grant an Award as an alternate to or replacement of an existing award under the Plan or under any other compensation plan or arrangement of the Company or an Affiliate, including a plan of any entity acquired by the Company or an Affiliate, upon the cancellation of the existing award; provided, that such grant of an alternate or replacement Award may be made only if the alternate or replacement Award does not constitute a repricing of the existing award (as more fully described in Section 6.6 of the Plan). In making Award decisions, the Committee may take into account the nature of services rendered by the individual, the individual’s present and potential contribution to the Company’s success and such other factors as the Committee, in its sole discretion, deems relevant.

(A)	In accordance with Article V of the Plan, the Committee shall decide whether and to what extent Awards under the Plan shall be structured to conform with Code Section 162(m) requirements for the exemption applicable to performance-based compensation. The Committee may take any action, establish any procedures and impose any restrictions that it finds necessary or appropriate to conform to Code Section 162(m). If every member of the Committee does not meet the definition of “outside director” as defined in Code Section 162(m), the Committee shall form a subcommittee of those members who do meet that definition, and that subcommittee shall have all authority and discretion to act as the Committee to make Awards that conform with Code Section 162(m).

(B)	The Committee shall interpret the Plan, establish and rescind any rules and regulations relating to the Plan, decide the terms and provisions of any Award Agreements made under the Plan, and determine how to administer the Plan. The Committee also shall decide administrative methods for the exercise of Stock Options. Each Committee decision shall be final, conclusive and binding on all parties.

(C)	The Committee shall act by a majority of its then members, at a meeting of the Committee or by unanimous written consent. The Committee shall keep adequate records concerning the Plan and the Committee’s proceedings and acts in such form and detail as the Committee may decide.

3.6	Delegation by Committee. Unless prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or some of its responsibilities and powers to any one or more of its members. The Committee also may delegate some or all of it administrative duties and powers to any Employee, including officers. The Committee hereby delegates the authority to grant Awards under the Plan to employees who are not officers of the Company or any Affiliate to the Company’s Chief Executive Officer, provided that the terms and conditions of such Awards shall be subject to approval by the Committee prior to the individual grants and the Chief Executive Officer shall report any such grants to the Committee at its next meeting. The Committee hereby delegates to the Company’s Corporate Secretary the authority to document any and all Awards made by the Committee and/or the Chief Executive Officer under the Plan by execution of the appropriate agreements. The Committee may revoke any such allocation or delegation at any time.

3.7	Information to be Furnished to Committee. In order for the Committee to discharge its duties, it may require the Company, its Affiliates, Participants and other persons entitled to benefits under the Plan to provide it with certain data and information.

3.8	Indemnification. In addition to such other rights of indemnification that they have as members of the Board or the Committee, the Company shall indemnify the members of the Committee (and any designees of the Committee, as permitted under Section 3.6), to the extent permitted by applicable law, against reasonable expenses (including, without limitation, attorney’s fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award awarded hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the articles of incorporation or the bylaws of the Company relating to indemnification of the members of the Board) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to such matters as to which it is adjudged in such action, suit or proceeding that such Committee member or members (or their designees) did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company.

ARTICLE IV

STOCK SUBJECT TO THE PLAN

4.1	Stock Subject to Awards.

(A)	Common Stock subject to Awards and other provisions of the Plan shall consist of the following:

(1)	authorized but unissued shares of Common Stock;

(2)	authorized and issued shares of Common Stock held by the Company in its treasury which have been reacquired by the Company;

(3)	shares of Common Stock purchased by the Company in the open market; and

(4)	shares of Common Stock allocable to the unexercised portion of any expired or cancelled awards granted under the Plan or the Prior Plans again may become available for grants of Awards under the Plan.

Notwithstanding anything to the contrary herein, the following shares shall not become available for issuance under the Plan:

(a)	shares of Common Stock tendered by Participants as full or partial payment to the Company upon exercise of Options granted under the Plan;

(b)	shares of Common Stock reserved for issuance under the Plan upon the grant of SARs to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SARs; and

(c)	shares of Common Stock withheld by, or otherwise remitted to, the Company to satisfy a Participant’s withholding obligations upon the lapse of restrictions on Restricted Stock or Restricted Stock Units or upon the exercise of Options or SARs granted under the Plan or upon any other payment or issuance under the Plan.

4.2	Shares of Common Stock Subject to Awards.

(A)	Subject to adjustment in accordance with the provisions of Section 4.3 hereof, the maximum number of shares of Common Stock that may be issued under the Plan for Awards shall equal 13,000,000 shares of Common Stock; provided, however, that the maximum number of shares of Common Stock that may be issued under the Plan for any Awards other than Options shall be 5,000,000 shares of Common Stock.

(B)	The Committee shall establish appropriate methods for determining the number of shares available for issuance under the Plan and the number of shares that have been actually issued under the Plan at any time.

4.3	Adjustment to Authorized Shares of Common Stock and Awards.

(A)	Recapitalization. If the Company is involved in a corporate transaction or any other event which affects the Common Stock (including, without limitation, any recapitalization, reclassification, reverse or forward stock split, stock dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares), then the Committee shall adjust Awards to preserve the benefits or potential benefits of the Awards as follows:

(1)	The Committee shall take action to adjust the number and kind of shares of Common Stock that are issuable under the Plan and the maximum limits for each type of grant;

(2)	The Committee shall take action to adjust the number and kind of shares of Common Stock subject to outstanding Awards;

(3)	The Committee shall take action to adjust the Exercise Price of outstanding Stock Options and Stock Appreciation Rights; and

(4)	The Committee shall make any other equitable adjustments.

Only whole shares of Common Stock shall be issued in making the above adjustments. Further, the number of shares available under the Plan or the number of shares of Common Stock subject to any outstanding Awards shall be the next lower number of shares, so that fractions are rounded downward. Any adjustment to or assumption of ISOs under this Section shall be made in accordance with Code Section 424. If the Company issues any rights to subscribe for additional shares pro rata to holders of outstanding shares of the class or classes of stock then set aside for the Plan, then each Participant shall be entitled to the same rights on the same basis as holders of outstanding shares with respect to such portion of the Participant’s Award as is exercised on or prior to the record date for determining shareholders entitled to receive or exercise such rights.

(B)	Reorganization. If the Company is part of any reorganization involving merger, consolidation, acquisition of the Common Stock or acquisition of the assets of the Company, the Committee, in its discretion, may decide that:

(1)	any or all outstanding Awards granted under the Plan shall pertain to and apply, with appropriate adjustment as determined by the Committee, to the securities of the resulting corporation to which a holder of the number of shares of the Common Stock subject to each such Award would have been entitled;

(2)	any or all outstanding Stock Options or SARs granted hereunder shall become immediately fully exercisable (to the extent permitted under federal or state securities laws) and shall remain exercisable for the remaining term of the Stock Options or SARs under the terms of the Plan;

(3)	any or all Stock Options or SARs granted hereunder shall become immediately fully exercisable (to the extent permitted under federal or state securities laws) and shall be terminated after giving at least 30 days’ notice to the Participants to whom such Stock Options or SARs have been granted; and/or

(4)	any or all unvested Awards of Restricted Stock or Restricted Stock Units hereunder shall become immediately fully vested, nonforfeitable and/or payable.

(C)	Limits on Adjustments. Any issuance by the Company of stock of any class other than the Common Stock, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of the Common Stock subject to any Award, except as specifically provided otherwise in this Plan. The grant of Awards under the Plan shall not affect in any way the right or authority of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate or dissolve, or to liquidate, sell or transfer all or any part of its business or assets. All adjustments the Committee makes under this Plan shall be conclusive.

ARTICLE V

PERFORMANCE-BASED COMPENSATION

5.1	Awards of Performance-Based Compensation. At its discretion, the Committee may make Awards to Participants intended to comply with the exemption for “performance-based” compensation provisions of Code Section 162(m). Therefore, the number of shares becoming exercisable or transferable or amounts payable with respect to grants of Stock Options, Stock Appreciation Rights, and/or awards of Restricted Stock or Restricted Stock Units may be determined based on the attainment of written performance goals based on the Performance Measures which have been approved by the Committee for a specified performance period. The performance goal shall state, in terms of an objective formula or standard, the method of computing the amount of compensation payable to the Participant if the goal is attained. The performance goals must be established by the Committee in writing no more than 90 days after the commencement of the performance period or, if less, the number of days that is equal to 25% of the relevant performance period. The outcome of the performance goal must be substantially uncertain at the time the Committee establishes the performance goal. Performance goals will be based on the attainment of one or more objectives based on Performance Measures. To the degree consistent with Code Section 162(m), the performance goals may be calculated without regard to extraordinary items.

5.2	Performance Measures. Performance measures may include the following: (i) earnings before all or any taxes (“EBT”); (ii) earnings before all or any of interest expense, taxes, depreciation and amortization (“EBITDA”); (iii) earnings before all or any of interest expense, taxes, depreciation, amortization and rent (“EBITDAR”); (iv) earnings before all or any of interest expense and taxes (“EBIT”); (v) net earnings; (vi) net income; (vii) operating income or margin; (viii) earnings per share; (ix) growth; (x) return on shareholders’ equity; (xi) capital expenditures; (xii) expenses and expense ratio management; (xiii) return on investment; (xiv) improvements in capital structure; (xv) profitability of an identifiable business unit or product; (xvi) profit margins; (xvii) stock price; (xviii) market share; (xvix) revenues; (xx) costs; (xxi) cash flow; (xxii) working capital; (xxiii) return on assets; (xxiv) economic value added; (xxv) industry indices; (xxvi) peer group performance; (xxvii) regulatory ratings; (xxviii) asset quality; (xxix) gross or net profit; (xxx) net sales; (xxxi) total shareholder return; (xxxii) sales (net or gross) measured by product line, territory, customers or other category; (xxxiii) earnings from continuing operations; (xxxiv) net worth; and (xxxv) levels of expense, cost or liability by category, operating unit or any other delineation. Performance Measures may relate to the Company and/or one or more of its Affiliates, one or more of its divisions or units or any combination of the foregoing, on a consolidated or nonconsolidated basis, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee determines. In addition, to the extent consistent with the requirements of Code Section 162(m), the Performance Measures may be calculated without regard to extraordinary items.

5.3	Shareholder Approval. For Awards to constitute performance-based compensation under Code Section 162(m), the material terms of Performance Measures on which the performance goals are to be based must be disclosed to and subsequently approved by the Company’s shareholders prior to payment of the compensation. Shareholder approval of the Plan is necessary for the Awards to meet the Code Section 162(m) exemption.

5.4	Code Section 162(m) Committee and Committee Certification. Awards intended to qualify for exemption as performance-based compensation shall be granted by a committee of “outside directors” as defined in Code Section 162(m). Pursuant to the provisions of Section 3.2(b) hereof, the Committee may establish a Code Section 162(m) subcommittee, if necessary, to make such grants. Any payment of compensation with respect to an Award that is intended to be performance-based compensation will be subject to the written certification of the Code Section 162(m) Committee that the Performance Measures were satisfied prior to the payment of the performance-based compensation. This written certification may include the approved minutes of the Committee meeting in which the certification is made.

ARTICLE VI

RULES APPLICABLE TO AWARDS

6.1	Maximum Annual Limits on Awards. Unless the Committee determines that an Award to a Participant shall not be designed to comply with Code Section 422 and the performance-based compensation exemption under Code Section 162(m), the following limits shall apply to all Awards under the Plan:

(A)	Stock Options. The maximum aggregate number of shares of Common Stock that may be granted in the form of Stock Options to any one Participant in any one calendar year shall be 250,000 shares. In addition, no more than an aggregate of 13,000,000 shares of Common Stock may be subject to ISOs under the Plan. In connection with a Participant’s initial service with the Company, an eligible person may be granted Options to purchase up to an additional 250,000 Shares of Common Stock, which shall not count against the limit in the preceding sentence.

(B)	SARs. The maximum aggregate payment that may be granted in the form of SARs to any one Participant in any one calendar year shall be 250,000 shares.

(C)	Restricted Stock. The maximum aggregate number of shares of Common Stock that may be granted in the form of Restricted Stock to any one Participant in any one calendar year shall be

250,000 shares. In connection with a Participant’s initial service with the Company, an individual may be granted up to an additional 250,000 shares of Restricted Stock, which shall not count against the limit in the preceding sentence.

(D)	Restricted Stock Units. The maximum aggregate number of shares of Common Stock that may be granted in the form of Restricted Stock Units to any one Participant in any one calendar year shall be 250,000 shares.

6.2	Transferability. Awards under the Plan may be transferred only pursuant to will or the laws of descent and distribution. Awards shall be exercisable during the Participant’s lifetime only by the Participant (or a legal representative if the Participant becomes incapacitated). Upon the death of a Participant, only the executor or administrator of the Participant’s estate may exercise rights or entitlements under the Plan with regard to such Award.

6.3	Accelerated Exercisability and Vesting.

(A)	Acceleration. The Committee shall always have the power to accelerate the exercisability or vesting of any other type of Award granted under the Plan. In the event of one of the following events, any outstanding Awards shall immediately become fully exercisable or vested, unless otherwise determined by the Committee and set forth in the applicable Award Agreement:

(1)	the Participant’s death;

(2)	the Participant’s Disability; or

(3)	a Change of Control of the Company.

(B)	Restricted Stock. Notwithstanding the provisions of subsection (A) above, if an outstanding Award of Restricted Stock or Restricted Stock Units remains subject only to a time-based vesting schedule (i.e., one that requires only that the Participant remain employed for the passage of a specified time period), then such Award shall immediately become fully vested and nonforfeitable upon one of the events in subsection (A) above. If an outstanding Award of Restricted Stock or Restricted Stock Units remains subject to any other type of vesting schedule or requirement (e.g., a performance-based schedule), then upon one of the events in subsection (A) above, a proportion of the shares subject to such Award shall become vested and nonforfeitable, equal to the proportion of the time completed through the date of the applicable event to the performance measurement period for the Award, with target performance level deemed to be achieved as of the date of the applicable event. In the event an Award was originally scheduled without a designated target performance level (e.g., a single performance level or minimum and maximum performance levels), then the performance level that, if met, would have resulted in the least number of shares becoming vested shall be treated as the target level.

6.4	Termination of Employment or Service. Unless the Committee decides otherwise, all Awards (or portions thereof) that remain unexercisable or subject to restriction upon the Participant’s termination of employment for any reason other than the events listed in Section 6.3(A) above shall be forfeited by the Participant immediately upon the date of termination of employment with the Company or its Affiliates. The determination of whether an authorized leave of absence or absence for military or government service or for any other reason shall constitute a termination of employment or service for purposes of any Award granted under the Plan shall be determined by the Committee, which determination shall be final and conclusive.

6.5	Waiver of Restrictions. The Committee may elect, in its sole discretion, to waive any or all restrictions with respect to any Award under the Plan.

6.6	No Repricing of Awards. Notwithstanding any provision to the contrary in the Plan, no Option or Stock Appreciation Right Award may be amended to reduce the price per share of the Common Stock subject to such Award below the exercise price of the Option or Stock Appreciation Right Award as of the date the

Award was granted. In addition, no Option or Stock Appreciation Right Award may be granted in exchange for, or in connection with the cancellation or surrender of an Option, Stock Appreciation Right or other Award having a higher per share exercise price.

ARTICLE VII

STOCK OPTIONS

7.1	Grant of Stock Options. Subject to the provisions of the Plan, the Committee may grant Stock Options for shares of Common Stock in such amounts as it may determine.

7.2	Award Agreement. When the Committee grants a Stock Option hereunder, it shall prepare (or cause to be prepared) a Stock Option Agreement that specifies the following terms and any additional terms and conditions determined by the Committee and not inconsistent with the Plan:

(A)	the name of the Participant;

(B)	the total number of shares of Common Stock to which the Stock Option pertains;

(C)	the Exercise Price of the Stock Option;

(D)	the date as of which the Committee granted the Stock Option;

(E)	the type of Stock Option granted;

(F)	the requirements for the Stock Option to become exercisable, such as continuous service, time-based schedule, period and goals for Performance Measures to be satisfied, additional consideration, etc.;

(G)	the expiration date of the Option.

7.3	Exercise Price.

(A)	The per share Exercise Price of each ISO shall be 100% of the Fair Market Value of a share of Common Stock as of the date of grant (110% of the Fair Market Value of a share of Common Stock as of the date of grant for an ISO Participant who owns more than ten percent of the voting power of all classes of stock of either the Company or any “parent” or “subsidiary” of the Company as defined in Code Section 424).

(B)	The per share Exercise Price of each NQSO shall be 100% of the Fair Market Value of a share of Common Stock as of the date of grant.

7.4	Exercisability.

(A)	General Schedule. Unless the Committee specifies otherwise in the Stock Option Agreement, each Stock Option shall become exercisable according to the following schedule, measured from the date of grant:

As of the following anniversary of the date of grant:	The Stock Option shall become exercisable in the following percentages:
One-year anniversary	25%
Two-year anniversary	25%
Three-year anniversary	25%
Four-year anniversary	25%

Under the above schedule, before the one-year anniversary, no part of the Stock Option is exercisable. Once a portion of a Stock Option is exercisable, that portion continues to be exercisable until the Stock Option expires (as described in Section 7.5 hereof). Fractional shares shall be disregarded for exercise.

(B)	Other Vesting Requirements. The Committee may impose any other conditions, restrictions and contingencies on awards of Stock Options. Such conditions, restrictions and contingencies may consist of a requirement of continuous service and/or the satisfaction of specified Performance Measures. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes.

7.5	Expiration Date.

(A)	Expiration Date. The Expiration Date of any Stock Option shall be the earliest to occur of the following:

(1)	Maximum Term. The date ten (10) years from the date of grant of the Stock Option (or five (5) years from the date of grant for an ISO for a Participant who owns more than ten percent (10%) of the voting power of all classes of stock of either the Company or any “parent” or “subsidiary” of the Company as defined in Code Section 424);

(2)	Termination for Cause. The date of the Participant’s termination of employment with the Company and all Affiliates due to termination for Cause;

(3)	Death. The one-year anniversary of the Participant’s termination of employment with the Company and all Affiliates due to death, or such shorter period as determined by the Committee and set forth in the Stock Option Agreement;

(4)	Disability. The one-year anniversary of the Participant’s termination of employment with the Company and all Affiliates due to Disability, or such shorter period as determined by the Committee and set forth in the Stock Option Agreement;

(5)	Retirement. The one-year anniversary of the Participant’s termination of employment with the Company and all Affiliates due to Retirement; or

(6)	Termination of Employment or Service. The date 90 (ninety) days following the date of the Participant’s termination of employment or service with the Company and all Affiliates for any reason other than those specified elsewhere in this Section 7.5(A), or such shorter period as determined by the Committee and set forth in the Stock Option Agreement; provided, that the Committee may, in its discretion, take formal action to amend the Stock Option Agreement to extend the period of exercise in unusual circumstances.

If all or part of an ISO is not exercised within three (3) months after the date of the Participant’s termination of employment or service for any reason except death and Disability (and within one (1) year following death or Disability), but remains exercisable, the unexercised portion thereof shall automatically be treated as a NQSO for the remainder of the term of the Option.

(B)	Expiration Date Following Change of Control. Notwithstanding the provisions of Section 7.5(A) above, in the event a Participant’s employment or service to the Company or its Affiliates terminates for any reason other than death or Disability, or a termination for Cause or a voluntary quit, at any time following a Change of Control of the Company, the term of all Stock Options held by such Participant shall be extended through the earlier of (i) the maximum term and original expiration date of the Stock Option as described in Section 7.5(A)(1) above, or (ii) the end of the three-month period immediately following the date of termination or service.

7.6	Minimum Exercise Amount. Unless the Committee specifies otherwise in the Stock Option Agreement, a Participant may exercise a Stock Option for less than the full number of shares of Common Stock subject to the Stock Option. However, such exercise may not be made for less than 100 shares or the total remaining shares subject to the Stock Option. The Committee may in its discretion specify other Stock Option terms, including restrictions on frequency of exercise and periods during which Stock Options may not be exercised.

7.7	Payment of Exercise Price. The Participant must pay the full Exercise Price for shares of Common Stock purchased upon the exercise of any Stock Option at the time of such exercise by one of the following forms of payment:

(A)	cash;

(B)	by surrendering unrestricted previously held shares of Common Stock that have a value equal to the Exercise Price at the time of exercise. The Participant must have held the surrendered shares of Common Stock for at least six (6) months before their surrender. The Participant may surrender shares of Common Stock either by attestation or by the delivery of a certificate or certificates for shares duly endorsed for transfer to the Company, and if required by the Committee, with medallion level signature guarantee by a member firm of a national stock exchange, by a national or state bank (or guaranteed or notarized in such other manner as the Committee may require); or

(C)	if permitted by all applicable laws and regulations, by broker-assisted cashless exercises executed through a same day sale on the public market; and

(D)	any combination of the above forms or any other form of payment permitted by the Committee.

7.8	Rights as a Shareholder. A Participant shall first have rights as a shareholder of the Company with respect to shares of Common Stock covered by a Stock Option only when the Participant has paid the Exercise Price in full and the shares actually have been issued to the Participant.

ARTICLE VIII

STOCK APPRECIATION RIGHTS

8.1	Grant of SARs. Subject to the provisions of the Plan, the Committee may grant Stock Appreciation Rights to Participants in such amounts as it may determine.

8.2	SAR Award Agreement. When the Committee grants a Stock Appreciation Right hereunder, it shall prepare (or cause to be prepared) a Stock Appreciation Right Agreement that specifies the following terms and any additional terms and conditions determined by the Committee and not inconsistent with the Plan:

(A)	the name of the Participant;

(B)	the total number of shares of Common Stock to which the SAR pertains;

(C)	the Base Value of the SAR;

(D)	the date as of which the Committee granted the SAR;

(E)	the type of SAR granted (Freestanding or Tandem);

(F)	the requirements for the SAR to become exercisable, such as continuous service, time-based schedule, period and goals for Performance Measures to be satisfied, additional consideration, etc.; and

(G)	the expiration date of the SAR.

8.3	Base Value. The per share Base Value of each SAR shall be 100% of the Fair Market Value of a share of Common Stock as of the date of grant.

8.4	Exercisability.

(A)	General Schedule. Unless the Committee specifies otherwise in the SAR Agreement, each SAR shall become exercisable according to the following schedule, measured from the date of grant:

As of the following anniversary of the date of grant as applicable:	The SAR shall become exercisable in the following percentages:
One-year anniversary	25%
Two-year anniversary	25%
Three-year anniversary	25%
Four-year anniversary	25%

Under the above schedule, before the one-year anniversary of the date of grant, no part of the SAR is exercisable. Once a portion of a SAR is exercisable, that portion continues to be exercisable until the SAR expires (as described in Section 8.5 hereof). Fractional shares shall be disregarded for exercise.

(B)	Other Exercisability Requirements. The Committee may impose any other conditions, restrictions and contingencies on awards of SARs. Such conditions, restrictions and contingencies may consist of a requirement of continuous service and/or the satisfaction of specified Performance Measures. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes.

8.5	Expiration Date.

(A)	Expiration Date. The Expiration Date of any SAR shall be the earliest to occur of the following:

(1)	Maximum Term. The date ten (10) years from the date of grant of the SAR;

(2)	Termination for Cause. The date of the Participant’s termination of employment with the Company and all Affiliates due to termination for Cause;

(3)	Death. The one-year anniversary of the Participant’s termination of employment with the Company and all Affiliates due to death, or such shorter period as determined by the Committee and set forth in the SAR Agreement;

(4)	Disability. The one-year anniversary of the Participant’s termination of employment with the Company and all Affiliates due to Disability, or such shorter period as determined by the Committee and set forth in the SAR Agreement;

(5)	Retirement. The one-year anniversary of the Participant’s termination of employment with the Company and all Affiliates due to Retirement; or

(6)	Termination of Employment. The date 90 (ninety) days following the date of the Participant’s termination of employment with the Company and all Affiliates for any reason other than those specified elsewhere in this Section 8.5(A), or such shorter period as determined by the Committee and set forth in the SAR Agreement.

8.6	Minimum SAR Exercise Amount. Unless the Committee specifies otherwise in the SAR Agreement, a Participant may exercise a SAR for less than the full number of shares of Common Stock subject to the SAR. However, such exercise may not be made for less than 100 shares or the total remaining shares subject to the SAR. The Committee may in its discretion specify other SAR terms, including restrictions on frequency of exercise and periods during which SARs may not be exercised.

8.7	Exercise of SARs. SARs may be exercised upon the terms and conditions determined by the Committee, in its sole discretion.

8.8	Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company equal to an amount determined by multiplying:

(A)	the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant of the SAR; by

(B)	the number of shares of Common Stock with respect to which the SAR is being exercised.

At the sole discretion of the Committee, the payment for SAR exercise may be made in cash, shares of Common Stock or in some combination thereof. The form of payment shall be specified in the Award Agreement pertaining to the grant of the SAR.

8.9	Rights as a Shareholder. To the extent that a Stock Appreciation Right Award is payable (in whole or in part) in the form of shares of Common Stock, a Participant shall first have rights as a shareholder of the Company with respect to shares of Common Stock covered by the Stock Appreciation Right only when the Participant has exercised the SAR pursuant to the terms and conditions of the Award and the shares actually have been issued to the Participant.

ARTICLE IX

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

9.1	Grants of Restricted Stock and Restricted Stock Units. Subject to the provisions of the Plan, the Committee may grant shares of Common Stock as Restricted Stock or may grant Restricted Stock Units to Participants in such amounts as it may determine. An Award of a Restricted Stock Unit shall be similar to a grant of Restricted Stock except that no shares of Common Stock shall be actually issued at the time of the grant, and payment shall be made in shares of Common Stock upon completion of the specified restrictions on such Restricted Stock Unit.

9.2	Restricted Stock and Restricted Stock Unit Agreements. When the Committee awards Restricted Stock or Restricted Stock Units under the Plan, it shall prepare (or cause to be prepared) a Restricted Stock Agreement or a Restricted Stock Unit Agreement that specifies the following terms:

(A)	the name of the Participant;

(B)	the total number of shares of Common Stock to which the Award of Restricted Stock or Restricted Stock Units pertain;

(C)	the date as of which the Committee awarded the Restricted Stock or the Restricted Stock Unit; and

(D)	the manner in which the Restricted Stock or Restricted Stock Units will become nonforfeitable and transferable and a description of any restrictions applicable to the Restricted Stock or the Restricted Stock Units.

9.3	Vesting.

(A)	General Vesting Schedule. Unless the Committee specifies otherwise in the Award Agreement, each Award of Restricted Stock or Restricted Stock Units shall become vested and nonforfeitable according to the following schedule, measured from the date of grant:

As of the following anniversary of the the date of grant:	The Restricted Stock/ Restricted Stock Unit Award shall become vested and nonforfeitable in the following percentages:
One-year anniversary	25%
Two-year anniversary	25%
Three-year anniversary	25%
Four-year anniversary	25%

Under the above schedule, before the one-year anniversary, no part of the Award is vested or nonforfeitable.

(B)	Other Vesting Requirements. The Committee may impose any other conditions, restrictions and contingencies on Awards of Restricted Stock and/or Restricted Stock Units. Such conditions, restrictions and contingencies may consist of a requirement of continuous service and/or the satisfaction of specified Performance Measures. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes. The Committee may determine, in accordance with Section 5.1 of the Plan, whether such vesting requirements will conform with the requirements applicable to performance-based compensation under Code Section 162(m).

9.4	Delivery of Restricted Stock.

(A)	Issuance. The Company shall issue the shares of Restricted Stock within a reasonable period of time after execution of the Restricted Stock Agreement or shall issue shares of Common Stock within a reasonable period of time upon vesting of the Restricted Stock Units; provided, if any law or regulation requires the Company to take any action (including, but not limited to, the filing of a registration statement under the 1933 Act and causing such registration statement to become effective) with respect to such shares before the issuance thereof, then the date of delivery of the shares shall be extended for the period necessary to take such action. As long as any restrictions apply to the Restricted Stock, the shares of Restricted Stock shall be held by the Committee in uncertificated form in a restricted account.

(B)	Legend. Unless the certificate representing shares of the Restricted Stock are deposited with a custodian (as described in subparagraph (c) hereof), each certificate shall bear the following legend (in addition to any other legend required by law):

“The transferability of this certificate and the shares represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the ADTRAN, Inc. 2006 Employee Stock Incentive Plan and a Restricted Stock Agreement dated                     ,             , between                      and ADTRAN, Inc. The Plan and the Restricted Stock Agreement are on file in the office of the Corporate Secretary of ADTRAN, Inc.”

Such legend shall be removed or canceled from any certificate evidencing shares of Restricted Stock as of the date that such shares become nonforfeitable.

(C)	Deposit with Custodian. As an alternative to delivering a stock certificate to the Participant, the Committee may deposit or transfer such shares electronically to a custodian designated by the Committee. The Committee shall cause the custodian to issue a receipt for the shares to the Participant for any Restricted Stock so deposited. The custodian shall hold the shares and deliver the same to the Participant in whose name the Restricted Stock evidenced thereby are registered only after such shares become nonforfeitable.

9.5	Shareholder Rights. Upon issuance of shares of Restricted Stock, the Participant shall have immediate rights of ownership in the shares of Restricted Stock, including the right to vote the shares and the right to receive dividends with respect to the shares, notwithstanding any outstanding restrictions on the Restricted Stock. With respect to dividends, the Committee may apply any restrictions that it determines, in its sole discretion, to dividends paid on shares of Common Stock which are still subject to restriction. No shareholder rights shall inure to a Participant who has been awarded Restricted Stock Units until such time, if any, when actual shares of Common Stock are issued upon vesting of such Award.

9.6	Dividend Credits. Unless the Committee has designated that the unvested portion of a Restricted Stock Unit Award is eligible for dividend credits, no dividend credits shall apply. If the Committee has designated that the unvested portion of a Restricted Stock Unit Award is eligible for dividend credits and the Committee has established an appropriate nonqualified deferred compensation plan for the deferral of such credits (if required by law or regulations), on each date on which a dividend is distributed by the Company on shares of Common Stock (whether paid in cash, Common Stock or other property), the Participant’s Restricted Stock Unit account shall be credited with an additional whole or fractional number of Restricted Stock Units as a dividend credit. The number of additional Restricted Stock Units to be credited shall be determined by dividing the product of the dividend value times the number of unvested Restricted Stock Units standing in the Participant’s account on the dividend record date by the Fair Market Value of the Common Stock on the date of the distribution of the dividend (i.e., dividend amount x number of whole and fractional Restricted Stock Units as of the dividend record date / Fair Market Value of Common Stock as of dividend distribution date). Accounts shall be maintained and determinations shall be calculated to three decimal places. Distributions of dividend credits shall be made in compliance with the terms and conditions of the applicable nonqualified deferred compensation plan.

ARTICLE X

AMENDMENT AND TERMINATION OF PLAN AND PLAN AWARDS

10.1	Amendment and Termination By the Board. Subject to Section 10.2 below, the Board shall have the power at any time to add to, amend, modify or repeal any of the provisions of the Plan, to suspend the operation of the entire Plan or any of its provisions for any period or to terminate the Plan in whole or in part. In the event of any such action, the Committee shall prepare written procedures which, when approved by the Board, shall govern the administration of the Plan resulting from such addition, amendment, modification, repeal, suspension or termination. The Committee may amend any Award Agreement that it previously has authorized under the Plan if the amended Award Agreement is signed by the Company and the applicable Participant; provided, however, that no Award Agreement may be amended to reprice or constructively reprice any Award.

10.2	Restrictions on Amendment and Termination. Notwithstanding the provisions of Section 10.1 above, the following restrictions shall apply to the Board’s authority under Section 10.1 above:

(A)	Prohibition Against Adverse Affects on Outstanding Awards. No addition, amendment, modification, repeal, suspension or termination shall adversely affect, in any way, the rights of the Participants who have outstanding Awards without the consent of such Participants;

(B)	Shareholder Approval Required for Certain Modifications. No modification or amendment of the Plan may be made without the prior approval of the shareholders of the Company if (i) such modification or amendment would cause the applicable portions of the Plan to fail to qualify as an ISO plan pursuant to Code §422, (ii) such modification or amendment would materially increase the benefits accruing to participants under the Plan, (iii) such modification or amendment would materially increase the number of securities which may be issued under the Plan, or (iv) such modification or amendment would materially modify the requirements as to eligibility for participation in the Plan, or (v) such modification or amendment would modify the material terms of the Plan within the meaning of Treas. Reg. §1.162-27(e)(4). Clauses (ii), (iii) and (iv) of the preceding sentence shall be interpreted in accordance with the provisions of paragraph (b)(2) of Rule 16b-3 of the 1934 Act. Shareholder approval shall be made by a majority of the votes cast at a duly held meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting, or by the written consent in lieu of a meeting of the holders of a majority of the outstanding voting stock or such greater number of shares of voting stock as may be required by the Company’s articles or certificate of incorporation and bylaws and by applicable law; provided, however, that for modifications described in clauses (ii), (iii) and (iv) above, such shareholder approval, whether by vote or by written consent in lieu of a meeting, must be solicited substantially in accordance with the rules and regulations in effect under Section 14(a) of the 1934 Act as required by paragraph (b)(2) of Rule 16b-3 of the 1934 Act.

ARTICLE XI

PLAN OPERATION

11.1	Compliance with Other Laws and Regulations. Distribution of shares of Common Stock under the Plan shall be subject to the following:

(A)	Notwithstanding any other provision of the Plan, the Company shall not be required to issue any shares of Common Stock under the Plan unless such issuance complies with all applicable laws (including, without limitation, the requirements of the 1933 Act and Section 16 of the 1934 Act) and the applicable requirements of any securities exchange or similar entity.

(B)	When the Plan provides for issuance of Common Stock, the Company may issue shares of Common Stock on a noncertificated basis as long as it is not prohibited by applicable law or the applicable rules of any stock exchange.

(C)	The Company may require a Participant to submit evidence that the Participant is acquiring shares of Common Stock for investment purposes.

11.2	Tax Withholding. The Participant must pay to the Company an amount necessary to cover the minimum required income tax and other withholdings before the Company shall issue Common Stock under the Plan. The Participant may satisfy the withholding requirements by any one or combination of the following methods:

(A)	payment in cash;

(B)	if permitted by all applicable laws and regulations, payment by surrendering unrestricted previously held shares of Common Stock which have a value equal to the required withholding amount. The Participant must have held the surrendered shares of Common Stock for at least six (6) months before their surrender. The Participant may surrender shares of Common Stock either by attestation or by the delivery of a certificate or certificates for shares duly endorsed for transfer to the Company, and if required, with medallion level signature guarantee by a member firm of a national stock exchange, by a national or state bank (or guaranteed or notarized in such other manner as the Committee may require); or

(C)	if permitted by all applicable laws and regulations, payment in cash from a broker engaged in a broker-assisted cashless exercise for the Participant.

11.3	Limitation of Implied Rights. The Plan is not a contract of employment. A Employee selected as a Participant shall not have the right to be retained as an employee of the Company or any Affiliate and shall not have any right or claim under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

11.4	Conditions of Participation in the Plan. When the Committee makes an Award, it shall require a Participant to enter into an Award Agreement in a form specified by the Committee, agreeing to the terms and conditions of the Award and to such additional terms and conditions, not inconsistent with the terms and conditions of the Plan, as the Committee may, in its sole discretion, prescribe. If there is a conflict between any provision of an Award Agreement and the Plan, the Plan shall control.

11.5	Evidence. Anyone required to give evidence under the Plan may give such evidence by certificate, affidavit, document or other information which the person acting on the evidence considers pertinent, reliable and signed, made or presented by the proper party or parties.

11.6	Gender and Number; Headings. Words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular. The headings in this Plan are for convenience of reference. Headings are not a part of the Plan and shall not be considered in the construction hereof.

11.7	Legal References. Any reference in this Plan to a provision of law which is later revised, modified, finalized or redesignated, shall automatically be considered a reference to such revised, modified, finalized or redesignated provision of law.

11.8	Notices. In order for a Participant or other individual to give notice or other communication to the Committee, the notice or other communication shall be in the form specified by the Committee and delivered to the location designated by the Committee in its sole discretion.

11.9	Governing Law. The Plan is governed by and shall be construed in accordance with the laws of the State of Alabama.

APPROVED BY BOARD OF DIRECTORS ON JANUARY 23, 2006

APPENDIX B

ADTRAN, INC.

MANAGEMENT INCENTIVE BONUS PLAN

Section	1. Purpose and Scope.

The purpose of the ADTRAN, Inc. Management Incentive Bonus Plan (the “Plan”) is as follows: (i) to provide annual cash incentives and rewards for certain officers and management employees of the Company; (ii) to attract and retain qualified executives by providing performance-based compensation as an incentive for their efforts to achieve the Company’s financial and strategic objectives; and (iii) to qualify compensation paid under the Plan as “performance-based compensation” within the meaning of Section 162(m) of the Code, in order to preserve the Company’s tax deduction for compensation paid under the Plan to Eligible Employees.

Section 2. Definitions.

The following words and phrases as used in this Plan shall have the meanings set forth in this Section unless a different meaning is clearly required by the context.

2.1 “Affiliate” shall mean, as of any date, an entity that, directly or indirectly, controls, is controlled by, or is under common control with the Company, pursuant to the provisions of Code Sections 414(b), (c), (m) or (o).

2.2 “Base Compensation” shall mean a Participant’s base rate of salary prorated over the Plan Year (e.g., if a Participant’s base salary rate is $10,000 per month (or $120,000 annually) for the first six months of the Plan Year and then $15,000 per month (or $180,000 annually) for the last six months of the year, then his Base Compensation for the Plan Year for purposes of the Plan will be $150,000).

2.3 “Board” shall mean the Board of Directors of the Company.

2.4 “Change in Control” shall mean the occurrence of any one of the following events, as determined under the provisions of Code Section 409A:

(a) Change in Ownership. A change in the ownership of the Company occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company. However, if any one person or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company (or to cause a change in the effective control of the Company (within the meaning of subsection (ii) herein). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section. This applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction.

(b) Change in Effective Control. A change in the effective control of the Company occurs on the date that either:

(i) Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35 percent or more of the total voting power of the stock of the Company; or

(ii) a majority of members of the Company’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

A change in effective control may occur in any transaction in which either of the two corporations involved in the transaction has a Change in Control Event.

(c) Change in Ownership of a Substantial Portion of Assets. A change in the ownership of a substantial portion of the Company’s assets shall occur on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

In determining whether a Change in Control has occurred, the rules and regulations issued under Code Section 409A shall apply.

2.5 “Chief Executive Officer” or “CEO” shall mean the Chief Executive Officer of the Company.

2.6 “Chief Operating Officer” or “COO” shall mean the Chief Operating Officer of the Company.

2.7 “Committee” shall mean the Compensation Committee of the Board or such other committee as may be appointed by the Board, the members of which shall all be qualified as “outside directors” under Code Section 162(m), to administer the Plan for each Plan Year, pursuant to Section 9.2.

2.8 “Company” shall mean ADTRAN, Inc., a Delaware corporation, and any successor thereto.

2.9 “Eligible Employee” shall mean any officer or such other management employees who are selected by the CEO or COO and recommended to the Committee for participation in the Program for a particular Plan Year.

2.10 “Maximum Performance Award” shall mean an amount not greater than $1,000,000 respect to any Performance Award for any individual for any Plan Year.

2.11 “Outside Directors” shall mean members of the Board who qualify as outside directors, as that term is defined in Section 162(m) of the Code and the regulations issued thereunder.

2.12 “Participant” shall mean an Eligible Employee approved by the Committee under Section 3 to participate in the Plan, who has been notified by the CEO or COO of his or her approved participation.

2.13 “Performance Award” shall mean the cash bonus awarded to a Participant under the terms of the Plan. Performance Awards shall usually be determined as a percentage of the Participant’s Base Compensation, subject to the Committee’s discretion.

2.14 “Performance Measure” means any one or more of the objective criteria or measurements by which specific performance goals may be established and performance may be measured, as determined by the Committee in its discretion for any particular Plan Year, pursuant to the provisions of Section 4.3.

2.15 “Plan” shall mean this ADTRAN, Inc. Management Incentive Bonus Plan, as amended from time to time.

2.16 “Plan Year” shall mean the 12-month period ending on each December 31; provided that if the Company’s fiscal year should be changed to any other 12-month period, then the Plan Year shall contemporaneously and automatically change to such 12-month period.

Section 3. Participation.

3.1 Eligibility to Participate. As soon as possible following the commencement of each Plan Year, the Committee shall specify by name or position the Participants eligible to participate in the Plan for that Plan Year. The Committee shall retain discretion to name as a Participant an employee hired or promoted into an eligible position for the first time after the commencement of the Plan Year. A Participant must remain employed by the Company through the date that payment of the Performance Awards is scheduled to be made for a Plan Year in order to be eligible to receive a Performance Award for that Plan Year.

3.2 Termination of Participation. A Participant’s participation in the Plan shall terminate upon his termination of employment with the Company. The Committee shall retain the discretion to reduce participation in the Plan to a level less than full participation or to suspend or terminate participation of any Participant reassigned to substantially different duties, undertaking an authorized leave of absence or disqualified for any reason by the Committee. Notice of the reduction in participation or suspension or termination of any individual Participant shall be forwarded to the CEO or COO and the affected Participant or Participants in writing.

Section 4. Establishment of Performance Measures and Performance Awards.

4.1 Time of Establishment. No later than ninety (90) days after the commencement of the Plan Year, the Committee shall specify in writing the Performance Measures and Performance Awards which are to apply for that Plan Year with regard to each Participant or each group of Participants (by name or position), subject to the provisions of Sections 4.2 and 4.3. In its discretion, the Committee may establish minimum, target and maximum levels of Performance Measures and the related Performance Awards for each Plan Year. The Committee may establish Performance Measures for each Participant’s individual performance, as well as establishing Performance Measures based on corporate performance.

4.2 Performance Awards. The amount of Performance Awards may vary among Participants and from Plan Year to Plan Year; however, no individual Performance Award shall exceed the Maximum Performance Award.

4.3 Performance Measures. The Committee shall establish its specific Performance Measures for a Plan Year by reference to any one or more of the following: (i) earnings before all or any taxes (“EBT”); (ii) earnings before all or any of interest expense, taxes, depreciation and amortization (“EBITDA”); (iii) earnings before all or any of interest expense, taxes, depreciation, amortization and rent (“EBITDAR”); (iv) earnings before all or any of interest expense and taxes (“EBIT”); (v) net earnings; (vi) net income; (vii) operating income or margin; (viii) earnings per share; (ix) growth; (x) return on shareholders’ equity; (xi) capital expenditures; (xii) expenses and expense ratio management; (xiii) return on investment; (xiv) improvements in capital structure; (xv) profitability of an identifiable business unit or product; (xvi) profit margins; (xvii) stock price; (xviii) market share; (xvix) revenues; (xx) costs; (xxi) cash flow; (xxii) working capital; (xxiii) return on assets; (xxiv) economic value added; (xxv) industry indices; (xxvi) peer group performance; (xxvii) regulatory ratings; (xxviii) asset quality; (xxix) gross or net profit; (xxx) net sales; (xxxi) total shareholder return; (xxxii) sales (net or gross) measured by product line, territory, customers or other category; (xxxiii) earnings from continuing operations; (xxxiv) net worth; and (xxxv) levels of expense, cost or liability by category, operating unit or any other delineation. Performance Measures may relate to the Company and/or one or more of its Affiliates, one or more of its divisions or units or any combination of the foregoing, on a consolidated or nonconsolidated basis, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee determines. In addition, to the extent consistent with the requirements of Code Section 162(m), the Performance Measures may be calculated without regard to extraordinary items. These factors will not be altered or replaced by any other criteria without ratification by the shareholders of the Company if failure to obtain such approval would result in jeopardizing the tax deductibility of Performance Awards to Participants.

Section 5. Determination of Amount of Performance Awards.

5.1 Committee Certification Regarding Performance Measures. As soon as practicable following the end of each Plan Year, the Committee shall certify for each Participant whether the Performance Measures for that Plan Year have been met. If such Measures have been met, the Committee will award such Participant the Performance Award established under Section 4 hereof, subject to the discretion reserved in Section 5.3 to reduce such awards, but with no discretion to increase the Performance Award. The Board shall have final approval of the amounts of the Performance Awards payable to the officers of the Company, as recommended and previously approved by the Committee.

5.2 Maximum Award. No individual Performance Award to a Participant for a Plan Year may exceed the Maximum Performance Award.

5.3 Reduction of Award Amount. The Committee may, in its sole discretion, award to a Participant less than the specified Performance Award regardless of the fact that the Performance Measures for the Plan Year have been met.

Section 6. Payment of Awards.

Performance Awards for a given Plan Year shall be paid in cash as soon as practicable following the certification by the Committee of the attainment of the Performance Measures. The Committee shall certify the attainment of the Performance Measures in a timely manner so that the Performance Awards shall be paid no later than 2 1/2 months after the close of the applicable Plan Year. However, such payment may be subject to deferral pursuant to the provisions of any applicable deferred compensation plan maintained by the Company.

Section 7. Termination of Employment.

A Participant whose employment with the Company is terminated for any reason (voluntarily or involuntarily) prior to the scheduled date of payment of a Performance Award for a Plan Year shall be disqualified from the Plan for that Plan Year.

Section 8. Change in Control.

Upon the occurrence of a Change in Control, each Participant shall receive an immediate lump sum cash payment of the Performance Award provided that the Performance Measures have been attained as of the date of the Change in Control and the amount of the Performance Award is consistent with the minimum, target or maximum level of Performance Measures actually achieved.

Section 9. Plan Administration.

9.1 Administration by Committee. The Plan shall be administered by the Committee, which shall have the authority in its sole discretion, subject to the provisions of the Plan, to administer the Plan and to exercise all the powers either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan.

9.2 Appointment of Committee. The Board shall appoint the Committee from among its members to serve at the pleasure of the Board. The Board from time to time may remove members from, or add members to, the Committee and shall fill all vacancies thereon. The Committee shall at all times consist solely of two or more Outside Directors.

9.3 Interpretation of Plan Provisions. The Committee shall have complete discretion to construe and interpret the Plan and may adopt rules and regulations governing administration of the Plan. The Committee may consult with the management of the Company but shall retain responsibility for administration of the Plan. The Committee’s decisions, actions and interpretations regarding the Plan shall be final and binding upon all Participants.

Section 10. Compliance with Section 162(m) of the Code.

The Company intends that Performance Awards under this Plan satisfy the applicable requirements of Section 162(m) of the Code so that such Code section does not deny the Company a tax deduction for such Performance Awards. It is intended that the Plan shall be operated and interpreted such that Performance Awards remain tax deductible by the Company, except to the extent set forth in Section 13.

Section 11. Nonassignability.

No Performance Award granted to a Participant under the Plan shall be assignable or transferable, except by will or by the laws of descent and distribution.

Section 12. Effective Date and Term of Plan.

The Plan shall be effective as of January 1, 2006, subject to approval by the shareholders of the Company. The Plan shall continue from year to year until terminated by the Board.

Section 13. Amendment of the Plan.

The Board may amend, modify or terminate the Plan at any time and from time to time. Notwithstanding the foregoing, no such amendment, modification or termination shall affect the payment of a Performance Award for a Plan Year already ended. In addition, any amendment or modification of the Plan shall be subject to shareholder approval if necessary for purposes of continuing to qualify compensation paid under the Plan as “performance-based compensation” under Code Section 162(m).

Section 14. General Provisions.

14.1 Unfunded Plan. The Plan shall be an unfunded incentive compensation arrangement for a select group of key management employees of the Company. Nothing contained in the Plan, and no action taken pursuant to the Plan, shall create or be construed to create a trust of any kind. A Participant’s right to receive a Performance Award shall be no greater than the right of an unsecured general creditor of the Company. All Performance Awards shall be paid from the general funds of the Company, and no segregation of assets shall be made to ensure payment of Performance Awards.

14.2 Governing Law. The Plan shall be interpreted, construed and administered in accordance with the laws of the State of Alabama, without giving effect to principles of conflicts of law.

14.3 Section Headings. The section headings contained in the Plan are for purposes of convenience only and are not intended to define or limit the contents of the Plan’s sections.

14.4 Effect on Employment. Nothing contained in the Plan shall affect or be construed as affecting the terms of employment of any Eligible Employee except as expressly provided in the Plan. Nothing in the Plan shall affect or be construed as affecting the right of the Company to terminate the employment of an Eligible Employee at any time for any reason, with or without cause.

14.5 Successors. All obligations of the Company with respect to Performance Awards granted under the Plan shall be binding upon any successor to the Company, whether such successor is the result of an acquisition of stock or assets of the Company, a merger, a consolidation or otherwise.

14.6 Withholding of Taxes. The Company shall deduct from each Performance Award the amount of any taxes required to be withheld by any federal, state or local governmental authority.

APPROVED BY BOARD OF DIRECTORS ON JANUARY 23, 2006

ANNUAL MEETING OF STOCKHOLDERS OF

ADTRAN, Inc.

May 9, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ò Please detach along perforated line and mail in the envelope provided. ò

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE BELOW-LISTED PROPOSALS

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR

VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1)	Elect as directors the seven nominees listed below to serve until the 2007 Annual Meeting of Stockholders and until their successors are elected and qualified (except as marked to the contrary below):			2) Ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of ADTRAN for the fiscal year ending December 31, 2006.	FOR ☐	AGAINST ☐	ABSTAIN ☐
		NOMINEES:		3) Approve the ADTRAN, Inc. 2006 Employee Stock Incentive Plan.	☐	☐	☐
☐	FOR ALL NOMINEES	o Mark C. Smith o Thomas R. Stanton		4) Approve the ADTRAN, Inc. Management Incentive Bonus Plan.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	o Danny J. Windham o W. Frank Blount		In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments thereof.
☐	FOR ALL EXCEPT (See instructions below)	o H. Fenwick Huss o William L. Marks o Roy J. Nichols		This proxy card will be voted as directed. If no instructions are specified, this proxy card will be voted “FOR” each of the proposals listed on this proxy card. If any other business is presented at the Annual Meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

•	INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:•			The undersigned may elect to withdraw this proxy card at any time prior to its use by giving written notice to Danny J. Windham, Secretary of ADTRAN, by executing and delivering to Mr. Windham a duly executed proxy card bearing a later date, or by appearing at the Annual Meeting and voting in person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

REVOCABLE PROXY	COMMON STOCK

ADTRAN, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE

2006 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Thomas R. Stanton and Danny J. Windham, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of common stock of ADTRAN, Inc. (“ADTRAN”) which the undersigned is entitled to vote at the 2006 Annual Meeting of Stockholders of ADTRAN, to be held at the headquarters of ADTRAN, 901 Explorer Boulevard, Huntsville, Alabama, on the second floor of the East Tower, on Tuesday, May 9, 2006, at 10:30 a.m., local time, and at any and all adjournments thereof, as indicated on the reverse side hereof.

(Continued and to be signed on the reverse side.)